UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under § 240.14a-12

TEXAS MINERAL RESOURCES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1	Title of each class of securities to which transaction applies:
	2	Aggregate number of securities to which transaction applies:
	3	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4	Proposed maximum aggregate value of transaction:
	5	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1	Amount previously paid:
	2	Form, Schedule or Registration Statement No.:
	3	Filing party:
	4	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JUNE 30, 2020

TEXAS MINERAL RESOURCES CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 6, 2020

July [  ] , 2020

Dear Texas Mineral Resources Corp. Stockholder,

You are cordially invited to attend a special meeting of Stockholders (the “Special Meeting”) of Texas Mineral Resources Corp., a Delaware corporation (the “Company”), which will be held on August 6, 2020, at 10:00 a.m. Eastern Time, by means of remote communications only via an audio webcast on the Internet at https://stctransfer.zoom.us/s/93759717231?pwd=QWNwWDgxNGtGbjA4UnRtSlpEbFpUdz09.

We are holding the Special Meeting for the following purposes, which are described in more detail in the accompanying proxy statement:

(1)To ratify the approval by the Board of Directors of the Company (the “Board”) and subsequent execution by the Company of the amended and restated option agreement by and between the Company and USA Rare Earth, LLC (“USA Rare Earth”) dated August 23, 2019 and the first amendment dated June 29, 2020 (collectively, the “2019 Option Agreement” or “Option Agreement”), with respect to the Round Top Project without having obtained authorization by the holders of a majority of the outstanding shares of common stock of the Company (“2019 Option Agreement Ratification” or “Ratification”).

(2)To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Ratification (“Adjournment Proposal”).

Our Board of Directors recommends that you vote “FOR” the Ratification. The failure to approve the Ratification may leave us exposed to potential claims from USA Rare Earth with respect to our potential lack of authority to enter into the Option Agreement, and could impact any strategic transaction that the Board may in the future determine is advisable, including, without limitation, a sale of the Company, a business combination, or a disposition of corporate assets of the Company. This could expose us to significant claims and have a material adverse effect on our liquidity, which could result in our filing for bankruptcy or an involuntary petition for bankruptcy being filed against us.

Only stockholders who held stock at the close of business on the record date, July 8, 2020, may vote at the Special Meeting, including any adjournment or postponement thereof.

As described in the proxy statement accompanying this notice, because there may be uncertainty regarding our authority to enter into and perform, as well as the validity or effectiveness of, the Option Agreement, the Board is submitting the Ratification to the Company’s stockholders to eliminate such uncertainty. The Ratification is being submitted to stockholders pursuant to Section 204 of the Delaware General Corporation Law (the “DGCL”). Under Section 204 of the DGCL, stockholders of record as of August 23, 2019 (the date of entry into the 2019 Option Agreement), other than holders whose identities or addresses cannot be determined from our records, are being given notice of the Special Meeting, but are not entitled to attend the Special Meeting or vote on any matter presented at the Special Meeting unless they were also holders of the Company’s common stock as of the Record Date.

This notice and the attached proxy statement constitute the notice required to be given to our stockholders under Section 204 of the DGCL in connection with the Ratification. Under Sections 204 and 205 of the DGCL, when a matter is submitted for ratification at a stockholder meeting, any claim that a defective corporate act ratified under Section 204 is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the time at which the ratification is approved by the stockholders (which will be the validation effective time for purposes of Section 204 of the DGCL). Accordingly, any claim that the Option Agreement is void or voidable due to the failure to receive the requisite stockholder approval with respect to entering into the Option Agreement or that the Delaware Court of Chancery should declare, in its discretion, that the Option Agreement not be effective or be effective only on certain conditions, must be brought within 120 days from the time at which the Ratification is approved by the stockholders (August 6, 2020 if such Ratification is approved by the Company stockholders as provided for in this Proxy Statement).

Your vote at the Special Meeting is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by Internet or mail as described in the accompanying Proxy Statement.

On behalf of our entire Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Daniel E. Gorski

Daniel E. Gorski

Chief Executive Officer

TEXAS MINERAL RESOURCES CORP.

539 El Paso Ave.

Sierra Blanca, TX 79851

(361) 790-5831

PROXY STATEMENT

For the Special Meeting of Stockholders

To Be Held On August 6, 2020

This proxy statement (this “Proxy Statement”) and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (“Board” or “Board of Directors”) of Texas Mineral Resources Corp. (“we” “us” “our” the “Company” or “TMRC”) for use at the 2020 Special Meeting of Stockholders (the “Special Meeting”) and any adjournment or postponement thereof. The Special Meeting will be held on August 6, 2020, at 10:00 a.m. Eastern Time, by means of remote communications only via an audio webcast on the Internet at https://stctransfer.zoom.us/s/93759717231?pwd=QWNwWDgxNGtGbjA4UnRtSlpEbFpUdz09. Your proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by the Board.

This Proxy Statement will be provided electronically, if elected, or otherwise is being mailed on or about July 15, 2020 to stockholders of record at the close of business on July 8, 2020 (the “Record Date”) as well as the other persons entitled to receive the Notice under Section 204 of the Delaware General Corporation Law (the “DGCL”).

QUESTIONS AND ANSWERS ABOUT THE 2020 SPECIAL MEETING OF STOCKHOLDERS

What is the purpose of the Special Meeting?

We are holding the Special Meeting for the following purposes, which are described in more detail below in this Proxy Statement:

(1)To ratify the approval by the Board of Directors of the Company (the “Board”) and subsequent execution by the Company of the amended and restated option agreement by and between the Company and USA Rare Earth, LLC (“USA Rare Earth”) dated August 23, 2019 and the first amendment dated June 29, 2020 (collectively, “2019 Option Agreement” or “Option Agreement”), with respect to the Round Top Project without having obtained authorization by the holders of a majority of the outstanding shares of common stock of the Company (“2019 Option Agreement Ratification” or “Ratification”).

(2)To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Ratification (“Adjournment Proposal”).

Because there may be uncertainty regarding our authority to enter into and perform, as well as the validity or effectiveness of, the Option Agreement, the Board is submitting the Ratification to the Company’s stockholders to eliminate such uncertainty. The Ratification is being submitted to stockholders pursuant to Section 204 of the DGCL. Under Section 204 of the DGCL, stockholders of record as of August 23, 2019 (the date of entry into the 2019 Option Agreement), other than holders whose identities or addresses cannot be determined from our records, are being given notice of the Special Meeting, but are not entitled to attend the Special Meeting or vote on any matter presented at the Special Meeting unless they were also holders of our common stock, par value $0.01 per share (“Common Stock”), as of the Record Date. For further information, see proposal 1.

What is a proxy?

A proxy is a legal designation of another person to vote the stock you own. That other person is called a proxy. The written document by which you designate someone as your proxy is also called a proxy. You may also designate a proxy over the Internet. By completing, signing and returning the accompanying proxy card or submitting a proxy as a record holder over the Internet, you are designating Daniel E. Gorski, our CEO, or Anthony Marchese, our Chairman of the Board, as your proxies for the Special Meeting and you are authorizing either Mr. Gorski or Mr. Marchese to vote your shares at the Special Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we urge you to return the accompanying proxy card, or vote in the other method described below under “How can I vote my shares without attending the Special Meeting?” so that your vote will be counted if you later decide not to attend the Special Meeting or are unable to attend.

What is a Proxy Statement?

A proxy statement is a document that we are required to give you pursuant to Securities and Exchange Commission (“SEC”) regulations when we ask you to designate Mr. Gorski and Mr. Marchese as your proxies to vote on your behalf.

What is in this Proxy Statement?

This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the Special Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision whether or how to vote your stock.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on July 8, 2020, the Record Date for the Special Meeting, are entitled to vote at the Special Meeting or any adjournment or postponement thereof.

Where and when is the annual meeting?

Our Special Meeting will be held on Thursday, August 6, 2020, at 10:00 a.m. Eastern Time by means of remote communications only via an audio webcast on the Internet at https://stctransfer.zoom.us/s/93759717231?pwd=QWNwWDgxNGtGbjA4UnRtSlpEbFpUdz09. During the Meeting, you will participate in an audio webcast as a “listen only” participant. While the Special Meeting will start at 10:00 A.M. Eastern Time on August 6, 2020, we encourage you to access the Special Meeting website at least 15 minutes prior to the start time. We will follow established meeting rules and procedures. If you need help accessing the Special Meeting, please contact Janet Stackhouse at (469) 633-0101 or at jstackhouse@stctransfer.com.

Stockholders may attend the Special Meeting by completing a pre-registration with Securities Transfer Corporation, the Company’s transfer agent, no later than 5:00 p.m. Eastern Time on August 5, 2020. To pre-register, you must contact Securities Transfer Corporation at jstackhouse@stctransfer.com. Only stockholders of record at the close of business on July 8, 2020 are permitted to register and attend the Special Meeting. If you do not pre-register, you will not be able to attend the Special Meeting. Once pre-registered, you may attend the Special Meeting at https://stctransfer.zoom.us/s/93759717231?pwd=QWNwWDgxNGtGbjA4UnRtSlpEbFpUdz09.

Even if you plan to attend the Special Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Special Meeting or are unable to attend. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described below under “—Can I change my vote or revoke my proxy?”

How do I participate in the Special Meeting?

In order to participate in this Special Meeting as well as to submit any questions you may have during the meeting to the Company, you must have pre-registered by 5:00 p.m. on August 5, 2020, by completing a pre-registration with Securities Transfer Corporation (as described above), and then you must attend the Special Meeting via https://stctransfer.zoom.us/s/93759717231?pwd=QWNwWDgxNGtGbjA4UnRtSlpEbFpUdz09.

Additionally, if you hold your shares in “street name” through a broker or other nominee, you will need to contact Securities Transfer Corporation at jstackhouse@stctransfer.com regarding the necessary steps to follow to attend the Special Meeting.

How can I vote my shares without attending the Special Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the summary instructions below and the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee.

•Online: http://onlineproxyvote.com/tmrc/. Log in using the control number in the top left-hand corner of your proxy card.

•Scan: Vote, sign, date, scan and email your proxy card to: info@stctransfer.com.

•Facsimile: Vote, sign, date, scan and fax your proxy card to Securities Transfer Corporation: (469) 633-0088.

•Mail: Vote, sign, date and return your proxy card in the enclosed stamped envelope addressed to Securities Transfer Corporation, or mail to:

Attention Proxy Department

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, TX 75093

Note that Internet voting for eligible stockholders of record will close at 5:00 p.m. Eastern Time on the day prior to the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

•Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered the stockholder of record with respect to these shares. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote over the Internet prior to the Special Meeting or at the Special Meeting.

•Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares over the Internet or at the Special Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use.

What constitutes a quorum?

Our bylaws provide that the presence, in person or by proxy, at the Special Meeting of the holders of a majority of outstanding shares of our Common Stock will constitute a quorum for the transaction of business. On the Record Date, there were 70,300,402 shares of our Common Stock issued and outstanding and entitled to vote.

For the purpose of determining the presence of a quorum, proxies marked “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes, also will be counted as shares present for purposes of establishing a quorum.

What are the voting rights of the holders of TMRC Common Stock?

Each share of our Common Stock entitles the holder to one vote on all matters to come before the Special Meeting. As to the Ratification, you may vote “FOR,” “AGAINST,” or “ABSTAIN”.

What are Abstentions?

An “ABSTENTION” occurs when a stockholder sends in a proxy marked “ABSTAIN” regarding a particular proposal. For purposes of establishing a quorum, shares that the holders abstain from voting in person and shares covered by proxies received but marked “ABSTAIN” as to any or all proposals count as present at the Special Meeting.

Abstentions will have the same effect as a vote:

•“AGAINST” the 2019 Option Agreement Ratification; and

•“AGAINST” the Adjournment Proposal.

What are “broker non-votes” and what is their effect on the voting outcome?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. All of the proposals in this Proxy Statement are deemed “non-routine.”

Broker non-votes, if any will have the same effect as a vote:

•“AGAINST” the 2019 Option Agreement Ratification; and

•“AGAINST” the Adjournment Proposal.

How will my shares be voted if I am a stockholder of record?

Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or by returning a signed proxy card, your shares will not be voted unless you attend the Special Meeting and vote your shares. If you vote via the Internet and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our Board.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Under the rules of the NYSE, the Ratification and the Adjournment Proposal are “non-routine” matters. Accordingly, brokers will not have such discretionary authority to vote on the Ratification and the Adjournment Proposal.

We encourage you to provide voting instructions to your brokerage firm via the Internet or by returning your signed voting instruction card. This ensures that your shares will be voted at the Special Meeting with respect to all of the proposals described in this Proxy Statement.

How does the Board recommend that I vote?

The Board recommends that you vote:

•“FOR” the 2019 Option Agreement Ratification; and

•“FOR” the Adjournment Proposal.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal:

Proposal Number	Proposal Description	Vote Required for Approval
1	2019 Option Agreement Ratification	“FOR” votes from the holders of a majority of shares of our Common Stock outstanding as of the Record Date

2	Adjournment Proposal	“FOR” votes from the holders of a majority of shares of our Common Stock present or represented at the Special Meeting and entitled to vote

Can I change my vote or revoke my proxy?

You may change your proxy instructions at any time prior to the vote at the Special Meeting. For shares held directly as the stockholder of record, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to Securities Transfer Corporation, as set forth above under “How can I vote my Shares without attending the Special Meeting?” or by attending the Special Meeting and voting in person over the Internet. Subject to the terms and conditions set forth in this Proxy Statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the Special Meeting, we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). All written notices should be addressed as follows: Texas Mineral Resources Corp. c/o Securities Transfer Corporation, 2901 N. Dallas Pkwy., Suite 380, Plano, TX 75093, Attention: Janet Stackhouse.

To revoke a proxy previously submitted through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

For shares held beneficially by you in “street name”, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the procedures established by it. Please contact your broker or other nominee and follow its directions to change your vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at our transfer agent or with your broker, bank or other nominee. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We expect to publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Special Meeting.

If I am a stockholder of record, how do I consent to receive my Special Meeting materials electronically?

Stockholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Login” and then respond as to whether you would like to receive proxy material via electronic delivery. If you would like to receive future proxy materials electronically, which we urge you to do, click the applicable button, enter and verify your current email address and then click “Continue.” Stockholders of record with multiple Company accounts will need to consent to electronic delivery for each account separately.

PROPOSAL 1: 2019 OPTION AGREEMENT RATIFICATION

The Board has determined that it is in the best interests of the Company and our stockholders to ratify, pursuant to Section 204 of the DGCL, the approval by the Board and subsequent execution by the Company of the 2019 Option Agreement without having obtained authorization by the holders of a majority of the outstanding shares of Common Stock of the Company. This ratification shall be retroactive to August 23, 2019, the date the 2019 Option Agreement was executed by the Company.

Background

The Round Top Project

We are a mining company engaged in the business of the acquisition, exploration and development of mining properties. Substantially all of our assets consist of the Round Top Project, or Round Top, as set forth below:

•two eleven year leases with the Texas General Land Office (“GLO”), executed in September 2011 and November 2011, respectively, to explore and develop a 950 acre rare earths project located in Hudspeth County, Texas, known as the Round Top Project or Round Top;

•the 54,990 acre surface lease at the Round Top Project, known as the West Lease, that provides unrestricted surface access for the potential development and mining of our Round Top Project;

•an option to purchase from the GLO the surface rights covering approximately 5,670 acres over the mining lease and additional acreage adequate to the site to handle potential heap leaching and processing operations as currently anticipated at the Round Top Project; and

•a ground water lease securing the right to develop the ground water within a 13,120-acre lease area located approximately 4 miles from Round Top, containing five existing water wells.

We intend to transfer the properties comprising the Round Top Project into Round Top Mountain Development, LLC, a wholly-owned subsidiary of the Company.

Rationale for Entering into the 2019 Option Agreement

The Company historically has lacked the necessary capital and been unable to raise sufficient capital to advance the Round Top Project. In August 2019, due to the fact that the Company lacked the working capital necessary to advance the Round Top Project, the Board believed that entering into the 2019 Option Agreement with USA Rare Earth was in the best interests of the Company and its stockholders, as it presented the only practical method to advance the potential development of the Round Top Project. The Board continues to believe that the entry into the 2019 Option Agreement was instrumental in advancing the interests of the Company in its quest to develop the Round Top Project.

The 2019 Option Agreement

On August 28, 2018, the Company and Morzev Pty. Ltd. (“Morzev”) entered into an agreement (the “2018 Option Agreement”) whereby Morzev was granted the exclusive right to earn and acquire a 70% interest, increasable to an 80% interest, in the Round Top Project from the Company by funding certain expenditures described below.  The 2018 Option Agreement contained customary representations, warranties and covenants.  In September 2018 and October 2018, the Company and Morzev entered into minor, non-substantive amendments to the 2018 Option Agreement and, under that agreement, in November 2018 Morzev purchased from the Company 646,054 shares of Company Common Stock for $140,000.  Morzev started to do business as USA Rare Earth and, in May 2019, Morzev d/b/a USA Rare Earth notified the Company that it was nominating USA Rare Earth as the optionee under the terms of the 2018 Option Agreement.  The 2019 Option Agreement was executed on August 23, 2019, whereby the Company restated its agreement to grant USA Rare Earth the exclusive right to earn and acquire a 70% interest, increasable to an 80% interest, in the Round Top Project from the Company by funding certain expenditures described below.  The 2019 Option Agreement has substantially similar terms to the 2018 Option Agreement except that that 2019 Option Agreement acknowledges the investment by USA Rare Earth into the Company and recognized a broader range of expenditures advancing the Round Top Project as contributing to the total $10,000,000 earn-in commitment for the initial 70% interest.  The agreement contained customary representations, warranties and covenants.  In order to acquire and earn the 70% interest in the Round Top Project, USA Rare Earth must perform and complete the following:

•commit to expend a total of $2,500,000 for mining operations (as described below) on the Round Top Project prior to December 13, 2020 (inclusive of the $140,000 Morzev 2018 stock purchase); and

•expend amounts for mining operations on the Round Top Project, up to a maximum of $10,000,000 (including the $2,500,000 referred to above), which mining operations include: (i) the work of de-risking Round Top (including specifically optimizing the leaching cycle and determining final leach pad design, undertaking the pilot plant, and developing the process and procedure to separate and purify other economically important elements from the primary leach solution including but not limited to lithium, aluminum sulfate, hafnium and other fertilizer and industrial products); (ii) property maintenance; (iii) process development solar evaporation; (iv) chemical processing; (v) baseline studies; (vi) engineering; (vii) assessment, geophysical, geochemical and geological surveys; (viii) studies and mapping; (ix) investigating, drilling, assaying, prospecting, designing, examining, equipping, improving, surveying, shaft-sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals; (x) surveying and bringing any mining claims to lease or patent; (xi) reclaiming and all other work usually considered to be prospecting, exploration, development, mining and reclamation work; (xii) paying wages and salaries of workers engaged in the work and in supplying food, lodging, transportation and other reasonable needs of the workers; (xiii) paying assessments or premiums for workers’ compensation insurance, contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to those workers; (xiv) paying rentals, license renewal fees, taxes and other governmental charges required to keep the mineral interests comprising the Round Top Project in good standing; (xv) purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing them; and (xvi) mining, milling, concentrating, rehabilitation, reclamation, and environmental protections and in the management of any work which may be done on Round Top or in any other respect necessary for the due carrying out of the prospecting, exploration and development work or any other expenditure approved the Operating Committee. USA Rare Earth has the right to fund the balance of the $10,000,000 of mining operations expenditures into Round Top Mountain Development, LLC at any time and, simultaneously with such funding, USA Rare Earth will acquire a 70% interest in Round Top.

If and when USA Rare Earth acquires the 70% interest in the Round Top Project, the Company’s interest in Round Top will immediately reduce to 30% and each party will be required to contribute to future expenditures with respect to Round Top in proportion to their ownership and all budgets and timelines to be determined and agreed by an operating committee established between the parties, consisting of 2 appointees of USA Rare Earth and one appointee of the Company. Additionally, the failure of a party to fund its proportionate expenditure request shall result in dilution of an ownership interest.

USA Rare Earth shall have the option to acquire an additional 10% in the Round Top Project by:

•providing written notice to the Company at any time prior to the 180-day anniversary of the date of the completion of the bankable feasibility study; and

•paying to the Company $3,000,000.

The additional option is only effective if USA Rare Earth earns a 70% interest in the Round Top Project.

USA Rare Earth serves as the project manager of Round Top, with responsibility to manage, supervise, direct, and control the mining operation with respect to Round Top. Specifically, the project manager responsibilities include:

•arranging for and carrying out the mining operations at Round Top;

•making payments to maintain the mining interests and leases free of encumbrances and in good standing;

•maintaining insurance; and

•customary indemnification obligations in connection with its mining properties.

Currently Mr. Gorski is paid $120,000 per year by USA Rare Earth for serving as project supervisor.

The parties have agreed not to transfer any rights under the 2019 Option Agreement, without consent of the other, providing each other with a customary right of first refusal, and the Company agreed to participate in a customary drag-along provision if USA Rare Earth sells its interest in the 2019 Option Agreement to an unrelated third party.

The 2019 Option Agreement can be terminated by the Company if USA Rare Earth fails to timely pay for mining operation expenditures as set forth in the 2019 Option Agreement.

The Board, in consultation with counsel, has determined that the failure to obtain shareholder approval prior to entering into the 2019 Option Agreement may create some uncertainty as to whether proper authority existed for the Company to enter into the 2019 Option Agreement. As a result, our Board has determined that it is in the best interests of the Company and our stockholders to ratify the approval by the Board and subsequent execution by the Company of the 2019 Option Agreement pursuant to Section 204 of the DGCL to eliminate any uncertainty related to the authority and effectiveness of this corporate act. If the 2019 Option Agreement Ratification is approved by our stockholders and becomes effective, the ratification will be retroactive to August 23, 2019, which was the date of the execution by the Company of the 2019 Option Agreement.

Among other consequences, the 2019 Option Agreement Ratification will (i) confirm that, at all times since the execution by the Company of the 2019 Option Agreement on August 23, 2019, the Company had sufficient corporate authority to perform its obligations under the 2019 Option Agreement and (ii) facilitate potential future transactions, including, without limitation, capital-raising transactions, and strategic transactions, including, without limitation, a sale of the Company, a business combination, or a disposition of corporate assets of the Company.

The address for USA Rare Earth is 315 West 36th St., 4th Floor, New York, NY 10018, and the telephone number is (212) 739-0468. The management team of USA Rare Earth includes:

•Pini Althaus, chief executive officer. As an executive officer in the mining and resource sector since 2002, Mr. Althaus has identified and acquired several significant mining projects in the United States, Canada, Australia, China and Latin America. Mr. Althaus’ responsibilities have included executive duties, as well as operational ones such as fund-raising, liaising with government officials, and the implementation and upkeep of social economics programs with the indigenous groups in surrounding areas and compliance with securities regulations.

•Douglas Newby, chief financial officer. Mr. Newby has more than 35 years’ experience in mine evaluation, finance and corporate management. Most recently, Mr. Newby was chief financial officer of PolyMet Mining Corp., a Canadian company developing a copper-nickel project in Minnesota, where he secured more than $300 million in financing, and established and maintained a strategic relationship with Glencore plc. Mr. Newby was responsible for maintaining compliance with securities regulations and has extensive experience around the world including South America, Africa, Australasia, and Europe as well as the U.S. and Canada.

The technical team of USA Rare Earth includes:

•Mike Vaisey, chief technology officer. Mr. Vaisey is an experienced mining and chemical industry executive and chemical engineer, with 30 years operating and project development experience across mining and refining operations, project development, operational leadership, research and technology. Mr. Vaisey has occupied numerous positions with Lynas Corporation, including chief technology officer, leading the technical development of the Mt Weld Rare Earths Project that reached full production rates in March 2017.

•Richard Shaw is experienced in the development and commercial implementation of ion exchange processes, a well-established process utilized in many different applications. Mr. Shaw has worked extensively in the pharmaceutical, nuclear, chemical and metals processing industries and has participated in many assignments for major companies such as BHP, Anglo American, Barrick Gold, Newmont/Goldcorp and Freeport-McMoRan.

•Inventure Renewables. Inventure Renewables’ primary business is assisting agri-business, oleo-chemical and biofuel companies to turn waste products and by-products into value-added materials to increase overall profitability. It has extensive experience in commercial CIX applications separating low concentrations of metals and minerals from plant and waste solutions.

•Resource Development, Inc. Resource Development is a leader in mining process technology. Its laboratory, located near USA Rare Earth’s Wheat Ridge, Colorado facility, includes flotation, column leaching, hydro- and pyro-metallurgical, magnetic/electrostatic separation, pressure oxidation, and solid/liquid separation equipment to support flow sheet optimization.

General

The 2019 Option Agreement is attached hereto as Appendix A and the above summary of the 2019 Option Agreement is qualified in its entirety by the 2019 Option Agreement attached as Appendix A.

Information with respect to the Company’s business and financial condition (including its recent financial statements) is incorporated by reference into this Proxy Statement from the Company’s annual report on Form 10-K/A, filed with the SEC on June 3, 2020, which accompanies, and is being sent to stockholders with, this Proxy Statement.

Our Board Has Approved the 2019 Option Agreement Ratification

Section 204 of the DGCL allows a Delaware corporation to ratify a corporate act retroactive to the date the corporate act was originally taken. On June 29, 2020, our Board determined that it would be advisable and in the best interests of the Company and its stockholders to ratify the approval by the Board and subsequent execution by the Company of the 2019 Option Agreement without having obtained authorization by the holders of a majority of the outstanding shares of common stock of the Company pursuant to Section 204 of the DGCL to eliminate any uncertainty related to its validity or effectiveness and adopted the resolutions attached hereto as Appendix B (such resolutions are incorporated herein by reference) approving the 2019 Option Agreement Ratification. The Board also recommended that our stockholders approve the 2019 Option Agreement Ratification for purposes of Section 204, and directed that the 2019 Option Agreement Ratification be submitted to our stockholders for approval.

The text of Sections 204 and 205 of the DGCL are attached hereto as Appendix C.

Retroactive Ratification of the 2019 Option Agreement

Subject to the 120-day period for bringing claims discussed below, if the 2019 Option Agreement is approved by the stockholders at the Special Meeting on August 6, 2020, it should eliminate any possible uncertainty as to whether the 2019 Option Agreement is void or voidable as a result of the potential failure of authorization described above, and the effect of the ratification will be retroactive to August 23, 2019, the date of entry into the 2019 Option Agreement.

Time Limitations on Legal Challenges to the Ratification of the 2019 Option Agreement

If the 2019 Option Agreement Ratification becomes effective, under the DGCL, any claim that (i) the 2019 Option Agreement ratified pursuant to the 2019 Option Agreement Ratification is void or voidable due to a failure of authorization, or (ii) the Delaware Court of Chancery should declare in its discretion that the 2019 Option Agreement not be effective or be effective only on certain conditions, must be brought within 120 days from the date of the Special Meeting, August 6, 2020, if the 2019 Option Agreement Ratification is approved at such meeting.

The Consequences if the 2019 Option Agreement Ratification is Not Approved by Our Stockholders

If the 2019 Option Agreement Ratification is not approved by the requisite vote of our stockholders, the 2019 Option Agreement Ratification will not become effective in accordance with the DGCL statute, Section 204, providing for a non-exclusive method to ratify a transaction. The DGCL specifically states that compliance with Section 204 is not the exclusive means of ratifying any transaction or act. The failure to approve the 2019 Option Agreement Ratification may leave us exposed to potential claims that (i) the entry into and performance by the Company of the 2019 Option Agreement did not receive requisite stockholder approval, (ii) the 2019 Option Agreement therefore was not validly adopted, and (iii) as a result, (a) the Company does not have authority to perform the obligations set forth in the 2019 Option Agreement, which could impact our relationship with USA Rare Earth. This could expose us to significant claims and have a material adverse effect on our liquidity, which could result in our filing for bankruptcy or an involuntary petition for bankruptcy being filed against us.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except (i) to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans, (ii) Mr. Gorski is paid $120,000 per year by USA Rare Earth for his role and in his capacity as Round Top Project supervisor, which funds comprise part of the “mining operations” expenditures required to be funded by USA Rare Earth to earn the Round Top Project ownership interest, and (iii) Peter Denetclaw and Clark Moseley, two of our seven directors and representatives of the Navajo Transitional Energy Company which owns 18% of our common stock and also owns approximately 5% of the common stock of USA Rare Earth.

Interests of USA Rare Earth

To our knowledge, the only interest of USA Rare Earth in the Company is evidenced through the interest in the Option Agreement.

Vote Required; Recommendation of the Board of Directors

Approval of the 2019 Option Agreement Ratification requires “For” votes from the holders of a majority of shares of our Common Stock outstanding as of the Record Date.

OUR BOARD RECOMMENDS A VOTE “FOR” THE 2019 OPTION AGREEMENT RATIFICATION.

PROPOSAL 2: THE ADJOURNMENT PROPOSAL

The Company is asking its stockholders to approve the Adjournment Proposal.

Vote Required; Recommendation of the Board of Directors

Approval of the Adjournment Proposal requires “For” votes from the holders of a majority of shares of our Common Stock present or represented at the Special Meeting and entitled to vote.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of TMRC’s Common Stock

The following tables set forth information as of our Record Date, regarding the ownership of the Company’s common stock by: (i) each named officer, each director and all of the Company’s directors and executive officers as a group; and (ii) each person who is known by us to own more than 5% of the Company’s shares of common stock. The number of shares beneficially owned and the percentage of shares beneficially owned are based on 70,300,402 shares of common stock outstanding as of our Record Date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following our Record Date are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

	Number of
	Shares of
	Common	Percent of
	Stock	Class
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned
Daniel E. Gorski	7,289,428	10.8%
Anthony Marchese	5,323,287	7.6%
Cecil Wall	906,662	1.3%
Nicholas Pingitore	1,040,239 (1)	1.5%
James Wolfe	626,351 (2)	*
Wm Chris Mathers	488,454	*
Peter Denetclaw, Jr.	10,111,883 (3)	14.4%
Clark A. Moseley	10,111,883 (4)	14.4%
All directors and executive officers as a group (8 persons)	26,149,944	36.5%

SC Fundamental Value Fund LP	3,600,000 (5)	5.1%
Navajo Transitional Energy Company	10,111,833 (6)	14.4%
Roseland Enterprises, Ltd.	3,950,000 (7)	5.6%

* Less than 1%.

(1)

Consists of (i) 443,295 shares of Common Stock, and (ii) 596,944 shares of Common Stock underlying currently exercisable options and warrants with exercise prices between $0.10 and $0.50 per share and expiring the later of October 2028.

(2)

Consists of (i) 310,351 shares of Common Stock, and (ii) 316,000 shares of Common Stock underlying currently exercisable options and warrants with exercise prices between $0.10 and $0.50 per share and expiring the later of October 2028.

(3)	Mr. Denetclaw is deemed to be a beneficial owner of the shares of common stock owned by Navajo Transitional Energy Company.

(4)	Mr. Moseley is deemed to be a beneficial owner of the shares of common stock owned by Navajo Transitional Energy Company.

(5)

Represents shares held by related persons and entities SC Fundamental Value Fund, L.P., SC Fundamental LLC, Peter M. Collery, Neil H. Koffler, John T. Bird, David Hurwitz and SC Fundamental LLC Employee Savings & Profit Sharing Plan. Represents (i) 100,000 shares of Common Stock and, (ii) 3,500,000 Common Stock purchase warrants exercisable at $0.35 per share for a period of five years.

(6)	Represents shares held by Navajo Transitional Energy Corp. Messrs. Denetclaw and Moseley have voting and investment power with respect to these shares.

(7)	Represents shares held by Roseland Enterprises, LTD. Judith Wolters has voting and investment power with respect to these shares.

Change in Control

The Company is not aware of any arrangement that might result in a change in control in the future.

FUTURE STOCKHOLDER PROPOSALS

With respect to proposals not to be included in our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our bylaws do not address notice provisions governing stockholders who wish to propose other business to be brought before the stockholders at the annual meeting. For the 2021 annual meeting, stockholders wishing to present proposals for consideration must submit their proposals within a reasonable time before the Company begins to print and send its proxy materials for the 2021 annual meeting. Only proper proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement for our 2021 annual meeting.

Proposals should be sent in writing to Texas Mineral Resources Corp., 539 El Paso Avenue, Sierra Blanca, TX 79851, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We plan to send a Proxy Statement to each stockholder, as we do not utilize the “householding” rules.

OTHER MATTERS

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy intend to vote the shares of our Common Stock that they represent in accordance with their best judgment.

APPENDIX A—2019 OPTION AGREEMENT DATED AUGUST 29, 2019

AND FIRST AMENDMENT DATED JUNE 29, 2020

(attached)

Appendix A

AMENDED AND RESTATED OPTION AGREEMENT

BETWEEN

TEXAS MINERAL RESOURCES CORP.,

AND

USA RARE EARTH, LLC

DATED: AUGUST-23, 2019

THIS AMENDED AND RESTATED OPTION AGREEMENT (this “Agreement”) made effective as of the 23 day of August 2019 between Texas Mineral Resources Corp., a Delaware corporation (the “Texas Mineral Resources”), and USA Rare Earth, LLC, a Delaware limited liability company (“USA Rare Earth”).

RECITALS:

A.Texas Mineral Resources is the sole holder of Round Top Rare Earth project in Hudspeth County, Texas, as more fully set forth in Exhibit A attached hereto (the “Concession”).

B.Texas Mineral Resources and Morzev Pty Ltd (“Morzev”) entered into that certain Option Agreement dated August 28, 2018, as modified by that certain Variation of Option Agreement between Texas Mineral Resources and Morzev dated October 9, 2018 (the “Variation”), and amended by that certain First Amendment to Option Agreement among Texas Mineral Resources, Morzev, and USA Rare Earth dated July 31, 2019 (as modified and amended, the “Original Option Agreement”).

C.Under the Original Option Agreement, Texas Mineral Resources granted Morzev an exclusive option to earn a seventy percent (70%) interest. increasable to an eighty percent (80%) interest, in the Round Top Rare Earth project from Texas Mineral Resources (the “Option”), and as evidenced in the Variation, Morzev exercised its option.

D.Pursuant to the terms of the Original Option Agreement, Morzev nominated USA Rare Earth as the optionee under the Original Option Agreement as evidenced by that certain letter executed by Pini Althaus dated July 16, 2019, and USA Rare Earth became a party to Original Option Agreement as a result thereat:

E.Texas Mineral Resources and USA Rare Earth desire to amend and restate the terms of the Original Option Agreement, among other reasons, to modify certain terms related to the Option and to serve as a definitive agreement governing the rights and obligations of the parties.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Texas Mineral Resources and USA Rare Earth agree as follows:

Article 1

Definitions

1.01 Definitions. In this Agreement unless the context otherwise requires, the following words and terms set forth in this Article l shall have the meanings respectively assigned to them:

(a)“$” or “dollar” means the currency of the United States of America.

(b)“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “controls,” “is controlled by” or ‘‘under common control with” means (i} the direct or indirect ownership of in excess of fifty percent (50%) of the equity interests (or interests convertible into or otherwise exchangeable for equity interests) in a Person, or (ii) possession of the direct or indirect right to vote in excess of fifty percent (50%) of the voting securities or elect in excess of fifty percent (50%) of the board of directors or other governing body of a Person.

(c)“Agreement” means this agreement and all amendments made hereto in accordance with the provisions hereof

(d)“Area of Interest” means the area within a distance of two (2) miles from the external perimeter of the property that is subject to the Concession, as the property subject to the Concession existed at the Effective Date.

(e)[Reserved].

(f)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Wilmington, Delaware and New York, New York are authorized or required by law to remain closed.

(g)“Concession” means, as reflected on Exhibit A l, the area enclosed by Texas Mineral Resources option to purchase the surface from the Texas General Land office and the area enclosed by the Water Lease purchased from the Texas General Land Office. All Surface acreage owned by Texas Minerals Resources and surface leases owned by Texas Mineral Resources within this area are included in the Concession.

(h)“Effective Date” means August 28th, 2018 (being, the date of execution of the Original Option Agreement).

(i)“Encumbrance” means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

(j)“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

(k)“Environmental Laws” means any law that requires or relates to:

(i)advising appropriate authorities, employees, and the public of intended or actual releases of pollutants, hazardous substances or hazardous materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(ii)preventing or reducing to acceptable levels the release of pollutants, hazardous substances or hazardous materials into the Environment;

(iii)reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes or hazardous materials that are generated;

(iv)assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of:

(v)protecting resources, species, or ecological amenities;

(vi)reducing to acceptable levels the risks inherent in the transportation of hazardous substances or hazardous materials, pollutants, oil, or other potentially harmful substances;

(vii)cleaning up pollutants or hazardous materials that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(viii)making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment. or permitting self appointed representatives of the public interest to recover for injuries done to public assets.

(l)“Expenditures” means all costs, expenses and charges, direct or indirect, of, or incidental to, the Mining Operations.

(m)“Force Majeure Event” means any act, event or cause (other than lack of funds) which is beyond the reasonable control of the Party concerned, including:

(i)acts of God, including storms or cyclones, action of the elements, fire, epidemics, landslides, earthquakes, floods, road closures due to washouts or impassability and natural disaster;

(ii)strikes, stoppages, restraints of labour, or other industrial disturbances;

(iii)acts of the public enemy, including wars which are either declared or undeclared, blockades, invasions and insurrections;

(iv)acts or threats of terrorism, rebellion, riots or civil commotion;

(v)riots, malicious damage, sabotage and civil disturbance;

(vi)accident (including accidental emissions of pollutants or hazardous substances), fire, explosion, radioactive contamination and toxic or dangerous chemical contamination;

(vii)the adverse application of any laws or enforcement actions of any court or government agency not resulting from any wrongful act or omission of the affected Party;

(viii) the refusal of or delay in obtaining any necessary consents from any government agency, provided that the affected Party has acted in a timely manner in endeavoring to secure them;

(ix)the catastrophic failure of: or the breakdown of or accident to, plant or machinery;

(x)the breach by any third party supplier of its obligations to supply goods or services to the affected Party, provided that the affected Party has acted in a timely manner in endeavoring to secure such supply, and provided that the affected Party itself is not in breach of any relevant obligation; and

(xi)any production shutdown or interruption which is validly required or directed by any government agency which is not due to the act or default of the affected Party, and which the affected Party is not reasonably able to prevent or overcome, or the effects of which the affected Party is not reasonably able to predict and take measures to avoid, by the exercise of reasonable technical and commercial diligence and prudence.

(n)“Investment” means an amount of $140,000 funded by Morzev on November 13, 2018 (the “Investment Date”), for 646,054 common shares of Texas Mineral Resources as contemplated under Section 3.03 of the Original Option Agreement.

(o)“Mineral Lease” means, as reflected on Exhibit A2, the mineral lease granted to Texas Mineral Resources by the Texas General Land Office.

(p)“Mining Operations” means every kind of work financed by USA Rare Earth during the Option Period from the Effective Date, in the conduct of exploration and development activities for the benefit of the Concession, including, without limitation the work of de-risking the project (including specifically optimizing the leaching cycle and determining final leach pad design, undertaking the Pilot Plant, and developing the process and procedure to separate and purify other economically important elements from the primary leach solution including but not limited to lithium, aluminum sulfate, hafnium and other fertilizer and industrial products); property maintenance; process development solar evaporation; chemical processing; baseline studies; engineering; assessment, geophysical, geochemical and geological surveys; studies and mapping; investigating, drilling, assaying, prospecting, designing, examining, equipping, improving, surveying, shaft-sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals; surveying and bringing any mining claims to lease or patent; reclaiming and all other work usually considered to be prospecting, exploration, development, mining and reclamation work; in paying wages and salaries of workers engaged in the work and in supplying food, lodging, transportation and other reasonable needs of the workers; in paying assessments or premiums for workers’ compensation insurance, contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to those workers; in paying rentals, license renewal fees, taxes and other governmental charges required to keep the mineral interests comprising the Concession in good standing; in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing them; mining, milling, concentrating, rehabilitation, reclamation, and environmental protections and in the management of any work which may be done on the property subject to the Concession or in any other respect necessary for the due carrying out of the prospecting, exploration and development work or any other expenditure approved the Operating Committee.

(q)“Option Period” means that period of time commencing on the Effective Date and terminating on the date upon which this Agreement is terminated by the provisions of Article 6.

(r)“Party” means Texas Mineral Resources or USA Rare Earth and each of their respective successors and permitted assigns.

(s)“Person” includes a natural person, firm, corporation, company. association, partnership, joint venture, unincorporated syndicate, unincorporated organization, trust, trustee, executive, administrator or other legal representative, governmental instrumentality or any group or combination thereof.

(t)“Pilot Plant” means a pilot plant demonstration of the CIX/CIC processing of REE, Uranium and Thorium.

1.02Morzev and USA. Rare Earth. Within the context of and subject to the terms of this Agreement, USA Rare Earth shall be responsible for and receive the benefit of any actions undertaken by Morzev prior to the nomination of USA Rare Earth as optionee under the Original Option Agreement. By way of example and not limitation, phrases such as “work financed by USA Rare Earth during the Option Period” shall include work financed by Morzev under the Original Option Agreement, and any Expenditures made by Morzev would be attributed to and counted as Expenditures by USA Rare Earth.

Article 2

Representations and Warranties

2.01Representations and Warranties and Covenants.

(a)Texas Mineral Resources, represents, warrants and covenants to USA Rare Earth as of the date of this Agreement and at all tirn.es during the Option Period that:

(i)Texas Mineral Resources is an entity duly organized, validly existing and, where applicable, in good standing under the laws of its respective jurisdiction of organization.

(ii)Texas Mineral Resources has full power and authority to carry on its business to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement.

(iii)This Agreement has been duly authorized, executed and delivered by Texas Mineral Resources and constitutes a valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

(iv)No proceedings are pending for, and Texas Mineral Resources has no Knowledge (defined below) of any basis for the institution of any proceeding leading to, Texas Mineral Resources’ dissolution or winding up or being placed into bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

(v)There is no contract, option or any other right binding upon Texas Mineral Resources to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the mineral interests comprising the Concession other than pursuant to the provisions of this Agreement

(vi)The execution, delivery and performance of this Agreement by Texas Mineral Resources and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by laws or other constating documents of Texas Mineral Resources; (ii) violate or conflict with any term or provision of any order of any court, government or regulatory authority or any law or regulation of any jurisdiction in which Texas Mineral Resources’ business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party.

(vii)Texas Mineral Resources is the sole record and beneficial owner of a 100% undivided interest in the Concession.

(viii)The Concession and Mineral Lease are each accurately described in Exhibits Al and A2 respectively attached hereto.

(ix)All taxes, assessments, deposits, rentals, levies or other payments relating to the mineral interests comprising the Mineral Lease, and required to be made to any federal, provincial or municipal governmental instrumentality have been made.

(x)The mineral interests comprising the Mineral Lease are free and clear of any and all Encumbrances, agreements, obligations, adverse claims (including, without limitation, any order or judgment relating to such claim or any legal proceedings in process, pending or threatened which might result in any such order or judgment), royalties, profit interests or other payments in the nature of a rent or royalty, or other interests of whatsoever nature or kind, recorded or unrecorded.

(xi)There are no actions, suits or proceedings pending, or to Texas Mineral Resources’ Knowledge, threatened, against or materially adversely affecting, or which could materially adversely affect, any or all of the mineral interests comprising the Mineral Lease before or by any federal, provincial, municipal or other governmental authority, department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, and which might involve the possibility of any Encumbrance or any other right of another against the mineral interests comprising the Mineral Lease.

(xii)To Texas Mineral Resources’ Knowledge, conditions relating to the Concession respecting all past and current operations thereon are in compliance with all applicable federal, provincial and municipal laws including all Environmental Laws.

(xiii)The operation of the mineral interests within the Concession are not subject to any written or verbal operating, management, maintenance or other agreements with any third party.

(xiv)All required consents from The Texas General Land Office for the sale and transfer the mineral and other interests by Texas Mineral Resources to USA Rare Earth is subject to approval by the Texas Land Commissioner, which shall not be unreasonable withheld.

(xv)To the best of Texas Mineral Resources’ Knowledge and belief, there are no environmental liabilities relating to or affecting the mineral interests comprising the Concession, nor are there any circumstances relating to the mineral interests comprising the Concession which may reasonably be expected to give rise to future environmental liabilities.

(xvi)Any information known or which should be known to Texas Mineral Resources concerning the mineral and other interests comprising the Concession which might reasonably be regarded as material has been disclosed in writing to USA Rare Earth and accurate copies of any document evidencing such matter have been provided to USA Rare Earth, including but not limited to any contract, transaction, arrangement or liability to which Texas Mineral Resources is a party that involves, or is likely to involve, obligations or liabilities that, by reason of their nature or magnitude ought reasonably be made known to an intending joint venture partner of the Concession.

(xvii)Texas Mineral Resources shall:

(l)promptly provide USA Rare Earth with any and all notices and correspondence from government or regulatory authorities in respect of the Concession;

(2)obtain any permits or licenses required by authorities in The State of Texas;

(3)not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of USA Rare Earth hereunder;

(4)use commercially reasonable efforts to comply with all reasonable requests for due diligence materials and provide USA Rare Earth with the requested materials as soon a practicable following the request; and

(5)maintain its corporate existence.

(b)USA Rare Earth represents, warrants and covenants to Texas Mineral Resources as of the date of this Agreement and at all times during the Option Period that:

(i)It is a entity duly organized, validly existing and is in good standing under the laws of its jurisdiction of organization.

(ii)It has full power and authority to carry on its business to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement.

(iii)This Agreement has been duly authorized, executed and delivered by it and constitutes a valid and binding obligation of it enforceable against it in accordance with its; terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

(iv)No proceedings are pending for, and USA Rare Earth has no Knowledge of any basis for the institution of any proceeding leading to, its dissolution or wining up or being paced into bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

(v)The execution, delivery and performance of this Agreement by it, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of its articles, by laws or other constating documents of USA Rare Earth; (ii) violate or conflict with any term or provision of any order of any court, government or regulatory authority or any law or regulation of any jurisdiction in which its business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound.

(vi)USA Rare Earth shall:

(1)promptly provide Texas Mineral Resources with any and all notices and correspondence from government or regulatory authorities in respect of the Concession;

(2)co-operate with Texas Mineral Resources in obtaining any permits or licenses required by authorities in The State of Texas;

(3)not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of Texas Mineral Resources hereunder; and

(4)maintain its corporate existence.

(c)The representations and warranties set forth above are conditions on which the Parties have relied in entering into this Agreement.

(d)A Party (“Indemnifying Party”) shall indemnify and keep indemnified the other Party from and against all loss, damage and costs suffered by the other Party arising in consequence of any of the representatives and warranties and covenants by the Indemnifying Party set out in this Article 3 being false, misleading or incorrect but nothing in this clause is intended to require the Indemnifying Party to be liable for consequential loss, indirect loss or loss of profits of the other Party.

(e)Where a representation or warranty is given “to the knowledge” of a Party, or “so far as it is aware” or with a similar qualification as to that Parties’ awareness or knowledge (in each case, “Knowledge”), the Party will be deemed to know or be aware of a particular fact, matter or circumstance if the Party:

(i)is aware of that fact, matter or circumstance on the date the representation or warranty is given; or

(ii)would reasonably be expected to be aware of that fact, matter or circumstance if, on the date the representation or warranty is given or deemed to be given, the Party had made reasonable enquiries as to the accuracy of such representation or warranty, including enquiries of directors and officers of the Party or its professional advisers.

Article 3

Option to Acquire Interest

3.01Nature of Option. Subject to USA Rare Earth satisfying the obligations described in Section 3.02, and based upon the representations, warranties and covenants herein contained, USA Rare Earth possesses the Option to earn and acquire a seventy percent (70%) interest, increasable to an eighty percent (80%) interest, in the Round Top Rare Earth project from Texas Mineral Resources by incurring the Expenditures described in Section 3.03 within the periods prescribed by that section (unless otherwise agreed between the parties).

3.02Consideration.

Texas Mineral Resources and USA Rare Earth acknowledge and agree that good and valuable consideration was received and was sufficient to support the Option under the terms of the Original Option Agreement, as amended and restated in this Agreement.

3.03Earn In.

(a)During the Option Period, USA Rare Earth must (unless the Parties otherwise agree in writing):

(i)Phase l: on or before the date which is the later of (A) the expiration of the 13th month following the Investment Date or (B) 90 days following the day on which the Operating Committee has authorized and directed at least $2,360,000 of Expenditures (the “Phase 1 Deadline”), expend a total amount for the Investment and for Mining Operations on the Concession equal to an aggregate amount of $2.500,000; for the avoidance of doubt, the $140,000 paid by Morzev for the Investment and Expenditures for the Pilot Plant shall count toward the required amounts above;

(ii)Phase 2: expend a total amount for the Mining Operations on the Concession (including all amounts contemplated in Phase 1 above, including the Investment) equal to an aggregate amount of $10,000,000.

(b)Upon USA Rare Earth satisfying the minimum Expenditure in Section 3.03(a)(ii) above, each party shall be required to contribute to future Expenditures on the Concession in proportion to their interest in the Concession, and all budgets and timelines shall be determined and agreed by a management committee established between the parties, consisting of two appointees of USA Rare Earth and one appointee of TMRC (any such Expenditure being referred to herein as a “Joint Venture Expenditure”) subject to each of the Parties having the right to elect to dilute its interest in the Concession when a call for funding is made.

(c)The Parties hereby acknowledge and agree that the seventy percent (70%) interest in the Concession will only be earned by USA Rare Earth if USA Rare Earth has expended the Expenditures described in Section 3.03(a), within the periods prescribed by Section 3.03(a) (unless otherwise agreed by the Parties), and at such time USA Rare Earth’s beneficial interest in the Concession will immediately increase to 70% and Texas Mineral Resources’ interest in the Concession will immediately reduce to 30% and the Parties agree to do everything reasonably necessary and within their respective powers to register and effect the change in the interest in the Concession.

(d)[Reserved].

(e)[Reserved].

(f)Where a party fails to contribute any Joint Venture Expenditure, its interest in the Concession shall be diluted on a proportional basis.

(g)USA Rare Earth will have the right to lodge a caveat or register a security over the Concession to protect its interests under this Agreement.

(h)[Reserved].

(i)USA Rare Earth shall have the option (the “Additional Option”) at any time during the Option Period to acquire from Texas Mineral Resources an additional 10 percent interest (10%) in the Concession by:

(i)providing written notice to Texas Mineral Resources within 180 days of the completion of a bankable feasibility study (the date of such notice shall be referred to as the “Additional Option Notice Date”) of its intention to exercise the Additional Option; and

(ii)paying to Texas Mineral Resources on the Additional Option Notice Date, a one-off payment of $3,000,000 by wire transfer of immediately available funds.

(j)The Parties acknowledge that the Additional Option shall be null and void if USA Rare Earth failed to comply with any of the provisions of Sections 3.02, 3.03(a), and 3.03(b) hereof

(k)Upon receipt of the $3,000,000 by Texas Mineral Resources on the Additional Option Notice Date, USA Rare Earth will earn the right to acquire from Texas Mineral Resources an additional 10 percent (10%) interest in the Concession, increasing its beneficial ownership of the Concession to eighty percent (80%) and reducing Texas Mineral Resources beneficial ownership of the Concession to twenty percent (20%), and the Parties agree to do everything reasonably necessary and within their respective powers to register and effect the change in the interest in the Concession.

Article 4

Manager; Option Period Rights and Obligations

4.01Designation. The Parties hereby designate, ratify and affirm USA Rare Earth as the project manager of the Concession to manage, supervise, direct, and control the Mining Operations with respect to the Concession and shall be the operator of the Concession under the laws of the State of Texas and shall have the responsibilities set forth in Section 4.03 hereof.

4.02USA Rare Earth’s Obligations. Subject to Section 4.03 hereof, USA Rare Earth is obligated during the Option Period:

(a)to arrange for and carry out the Mining Operations with respect to the Concession;

(b)(Reserved].

(c)to keep the mining interests comprising the Concession in good standing by the doing all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard;

(d)to keep the mining interests in the Concession free and clear of all Encumbrances arising from its operations hereunder (except liens for taxes not yet due);

(e)to take all actions and incur such expenditures as are required to maintain the title and interest of the Parties in and to the mineral rights comprising the Concession in accordance with this Agreement including, without limitation, the payment of all taxes, royalties, rents, and other amounts required to be paid with respect to the mineral rights comprising the Concession and the performance of all duties required to maintain the interest of the Parties in and to the mineral rights comprising the Concession:

(f)to permit Texas Mineral Resources and its employees, designated consultants and agents and persons or representatives at their own risk, access to the property subject to the Concession at all reasonable times;

(g)to deliver copies of all assays and technical reports to Texas Mineral Resources as the same become available and shall permit Texas Mineral Resources or its agents to enter upon the property subject to the Concession at any reasonable time to inspect the workings thereon and all assays, plans, maps, diamond drill cores, records and other data in USA Rare Earth’s possession relating to the work done by it in connection with the Concession; provided that such inspections shall not unreasonably interfere with the work being carried out thereon by USA Rare Earth and shall be at the sole risk of Texas Mineral Resources;

(h)to submit to Texas Mineral Resources on or before thirty (30) days following the end of each calendar quarter (l) a report disclosing any significant technical data learned or obtained in connection with work in respect of the Concession; (2) a summary report on the Mining Operations completed by or on behalf of USA Rare Earth; and (3) a reasonably detailed statement of Expenditures incurred during such calendar quarter, together with a copy of any report prepared by or on behalf of USA Rare Earth during such period;

(i)to maintain true and correct books, accounts and records of Expenditures and to make them fully and readily available to Texas Mineral Resources as requested from time to time;

(j)to conduct all exploration and other operations in connection with the Concession in a good and workmanlike manner in accordance with good mining and engineering practices and in compliance with all applicable laws, regulations and orders; and

(k)to maintain general liability insurance with respect to its operations in connection with the Concession in reasonable amounts in accordance with acceptable industry practices, but in any event at the commencement of Mining Operations in amounts of no less than $1,000,000 for personal injury, death or damage to property and provide proof of such insurance naming Texas Mineral Resources as an additional insured within ninety (90) days following the exercising of its Option.

4.03Texas Mineral Resources and USA Rare Earth’s Obligations.

(a)Texas Mineral Resources is obligated during the Option Period to provide assistance as necessary to USA Rare Earth in the exploration and development of the Concession, dealing with any and all land right registration and transfer issues, to ensure this Agreement remains in good standing, and are carried out in accordance with its intent.

(b)At all times following the date hereof, Texas Mineral Resources shall continue to have the sole and absolute responsibility to communicate, interact and deal with, including, without limitation, for the purposes of filing and obtaining all necessary permits or licenses, any federal, provincial, municipal or other governmental authority, department, court, commission, board, bureau or agency in the State of Texas until such time that USA Rare Earth earns its 70% interest in the Concession.

4.04Operating Committee.

An Operating Committee will be formed by the Parties to oversee the work programs, budgets and technical aspects of the Concession, with USA Rare Earth appointing two members to the Operating Committee and Texas Mineral Resources appointing one member to the Operating Committee (the “Operating Committee”).

4.05Resignation, Removal or Change of USA Rare Earth as Project Manager.

(a)USA Rare Earth shall be deemed to have resigned from its duties and obligations as project manager upon the occurrences of any of the following:

(i)upon voluntary resignation;

(ii)USA Rare Earth defaults in any of its obligations pursuant to Sections 3.01, 3.02 and 4.02;

(iii)by voluntary or involuntary liquidation, insolvency or termination of USA Rare Earth’s corporate existence and

(iv)by court order.

Upon USA Rare Earth’s resignation as project manager of the Concession pursuant to this Section 4.04 hereof, Texas Mineral Resources shall automatically be appointed the project manager of the Concession to manage, supervise, direct, and control the Mining Operations with respect to the Concession effective as of the date of such resignation.

Article 5

Transfer or Encumbrance of Interest

5.01Prohibition and Right of Approval. During the Option Period:

(a)no Party may sell, assign, or transfer all or any part of their interest in this Agreement or the mineral rights comprising the Concession without the prior written consent of the other Party, which will not be unreasonably withheld: and

(b)no Party shall be entitled to Encumber its interest in this Agreement and or the mineral rights comprising the Concession.

5.02Exceptions. Section 5.0l(a) shall not apply to the following:

(a)a transfer by a Party of all or any part of its interest in this Agreement to the other Party, a subsidiary or related body corporate of that Party; or

(b)a corporate merger, consolidation, amalgamation, plan of arrangement or reorganization of a Party by which the surviving entity shall be subject to all of the liabilities and obligations of the Party hereunder.

5.03Novation. Right of First Offer. If a Party (in this Article 5, the “Selling Party”), wishes to sell any of its holding or its rights under this Agreement (in this Article 5, the (“Holdings”) other than as contemplated under Section 5.02, then it must, prior to any such transfer, first offer to sell the Holdings to the other Party for a cash consideration and upon such other terms and conditions as the selling Party deems fit (in this Section 5.03, the “Offer”). If the other Party accepts the Offer within the 30-day period following its receipt, then the sale will be concluded no later than 30 days after such acceptance. If the other Party does not accept the Offer within such 30-day period, then the Selling Party will be free to sell the Holdings to a third party at any time after the expiry of such 30-day period and prior to the expiry of the succeeding 90-day period, but only for a cash consideration equal to or greater than the cash consideration stated in the Offer and upon other terms and conditions no less favorable to the Selling Party than those contained in the Offer. If the Selling Party’s transfer of the Holdings to the other Party or to a third party is not concluded prior to the expiry of such 30-day or 90-day period as aforesaid, any subsequent sale by the Selling Party will be subject to the provisions of this Section 5.03.

5.04Conditions of Sale. As a condition of any transfer other than to another Party, the buyer must covenant and agree to be bound by this Agreement, including this Article 5, and prior to the completion of any such sale, the Selling Party must deliver to the other Party evidence thereof in a form satisfactory to such other Party. Notwithstanding any such sale, the Selling Party will remain liable for all of its obligations hereunder, unless the Holdings have been sold to a third party pursuant to Section 5.03.

5.05Drag Along. If USA Rare Earth receives a bona fide offer to purchase its interest or Option in the Concession from an unrelated third party, then USA Rare Earth must issue by written notice given to Texas Mineral Resources (a “Drag-Along Notice”) requiring Texas Mineral Resources to sell all (but not part only) of Texas Mineral Resources’ interest in the Concession to the same relevant third party on the same terms and conditions as those contained in the offer notice (provided that USA Rare Earth also sells all (but not part only) of its interest in the Concession to such third party on such same terms and conditions) and upon such Drag-Along Notice being given to Texas Mineral Resources, Texas Mineral Resources shall be obliged to sell its interest to such third party on the same terms and conditions as set out in the offer notice.

5.06Partial Transfers.

(a)If the transferring Party transfers less than all of its interests under this Agreement, the transferring Party and its transferee shall act and be treated as one Party and, for such transfer to be effective, the transferring Party must first deliver to the other Party the agreement in writing of the transferring Party and its transferee in favor of the other Party in which:

(i)as between the transferring Party and the transferee, the one of them who is authorized to act as the sole agent (in this section the “Agent”) on behalf of both of them with respect to all matters pertaining to this Agreement is designated; and

(ii)the transferring Party and its transferee agree between each other and jointly represent and warrant to other Party that:

(1)the Agent has the sole authority to act on behalf of, and to bind, the transferring Party and its transferee with respect to all matters pertaining to this Agreement;

(2)the other Party may rely on all decisions of, notices and other communications from, and failures to respond by, the Agent, as if given (or not given) by both the transferring Party and its transferee; and

(3)all decisions of. notices and other communications from, and failures to respond by, the other Party to the Agent shall be deemed to have been given (or not given) concurrently to the transferring Party and its transferee.

Article 6

Non-Exercise; Termination

6.01Non-Exercise. The right to exercise the Option (that is, the right to acquire the percentage interest as contemplated herein) shall become null and void and this Agreement shall terminate if:

(a)USA Rare Earth notifies Texas Mineral Resources in writing at any time of its intention not to exercise the Option;

(b)USA Rare Earth fails to make the payments to Texas Mineral Resources described in Section 3.02 hereof as scheduled (unless as otherwise agreed between the Parties); or

(c)USA Rare Earth fails to expend all of the Expenditures described in Section 3.03 hereof as scheduled (unless as otherwise agreed between the Parties) and shall have failed within thirty (30) days after the end of the period in which such Expenditures must be incurred in order to maintain the Option in force and effect either to:

(i)pay the amount of such deficiency to Texas Mineral Resources; or

(ii)commit to Texas Mineral Resources to be legally bound to incur Expenditures in the amount of the deficiency within thirty (30) days after the end of such period and thereafter incur such Expenditures within such thirty (30) day period.

6.02Termination. On the termination of this Agreement in accordance with this Section 6.02:

(a)the mineral rights comprising the Concession shall be free of all Encumbrances created by or through USA Rare Earth;

(b)all plant, machinery, equipment and supplies owned by USA Rare Earth and brought and placed upon the property subject to the Concession shall remain USA Rare Earth’s exclusive property and, if this Agreement terminates without USA Rare Earth exercising any part of the Option, shall be removed by USA Rare Earth at any time or times within a period of one (1) month next following the termination of this Agreement; provided that if USA Rare Earth has not removed all such plant, machinery, equipment or supplies within the said one (l) month period, then such plant, machinery, equipment and supplies not so removed thereafter shall at the option of Texas Mineral Resources (i) become the property of Texas Mineral Resources or, (ii) within a further one (1) month be removed by Texas Mineral Resources at USA Rare Earth’s expense. All plant, machinery, equipment and supplies, until it becomes Texas Mineral Resources’ property or is removed from the Concession, shall be the sole responsibility of USA Rare Earth and Texas Mineral Resources shall have no liability with regard thereto;

(c)USA Rare Earth shall forthwith deliver to Texas Mineral Resources all data and factual and interpretative information generated by USA Rare Earth through its exploration activities with respect to the Concession;

(d)USA Rare Earth shall forthwith assign to Texas Mineral Resources its interest in any mineral dispositions, mining leases and other mineral interests lying within the Area of Interest and which then comprise part of the Concession, at no cost to Texas Mineral Resources, subject to all Encumbrances, agreements, obligations, royalties, profit interests or other payments in the nature of a rent or royalty, and other interests of whatsoever nature or kind which then exist other than those in favor of USA Rare Earth or any Affiliate;

(e)USA Rare Earth shall be solely liable for all costs and expenses accrued by USA Rare Earth to third parties as a result of its activities in connection with the Concession on and from the Effective Date, during the Option Period and up to the date of termination of this Agreement;

(f)USA Rare Earth shall promptly as reasonably possible perform all remaining reclamation, rehabilitation and remediation work required by law, including Environmental Law associated with its activities in connection with Concession on and from the Effective Date, during the Option Period and up to the date of termination of this Agreement; and

(g) The provisions of Articles 2, 6, 7 and 10 shall survive the termination of this Agreement.

Article 7

Confidentiality

7.01Covenant. All matters concerning the execution, contents and performance of the Agreement and the Concession shall be treated as and kept confidential by the Parties and shall only be disclosed as provided in this Article 7.

7.02Disclosure to Satisfy Regulatory Requirements. If any Party or an Affiliate, by reason of any legal requirement or requirement of any regulatory body having jurisdiction over a Party, must disclose any matter concerning the execution or content of this Agreement or the Concession, then the affected Party shall, prior to making any disclosure, forward the text of the disclosure to the other Party. The other Party shall be given the opportunity to make reasonable suggestions for changes therein. The disclosing Party shall consider said suggestions and, to the extent practicable, advise the other Party prior to the disclosure if said suggestions are not to be the incorporated into the disclosure.

7.03Disclosure to other Parties. Either Party or an Affiliate may disclose confidential information to:

(a)public or private financing agencies or institutions;

(b)consultants, contractors or subcontractors which the Parties may engage; or

(c)third parties to which a Party contemplates the permitted transfer, assignment, sale, Encumbrance or other disposition of all or part of its interest herein and in the Concession;

provided that in any such case, only such confidential information as such recipient shall have a legitimate business need to know shall be disclosed and further provided that the recipient shall first enter into a written agreement with the Party disclosing the information to protect the confidentiality of such information.

7.04Free Utilization. Notwithstanding the generality of the foregoing, each Party shall be free to utilize information or knowledge obtained pursuant to the Agreement in connection with the conduct by such Party for exploration or mining operations for its own benefit and account or for the benefit and account of any partnership, joint venture or corporation of which it is a partner or member.

Article 8

Area of Interest

8.01Area of Interest. Subject to the provisions of this Agreement, both during the Option Period and subsequently, either Party may buy surface or mineral acreage, purchase prospecting permits from the Texas General Land Office, or lease surface or mineral acreage within the Area of Interest. The Party so purchasing or leasing such mineral or surface interest shall deliver notice to the other Patty within thirty (30} days of such acquisition stating the its position, the reason for its purchase or lease and the costs of the acquisition. The Party receiving such notice may add such acquisition to the Concession by, within thirty (30) days of receipt of such notice, delivering to the other Party its own notice indicating that such acquisition is to be added to the Concession, together with a certified check for the Party’s share of the costs of its purchase or lease (which for the avoidance of doubt, shall be proportionate to that Party’s then interest in the Concession). If a Party fails to deliver such notice and check to the other Party within such thirty (30) day period, the acquisition which was the subject of the original notice under this Section 8.01 shall not form part of the Concession and shall no longer be subject to this Agreement. Each acquisition so purchased or leased within the Area of Interest will be independently subject to the right of the other Party to add to the Concession, even though more than one such acquisition may be purchased or leased within the Area of Interest at the same time.

Article 9

Force Majeure

9.01Suspension of obligations.

(a)Notwithstanding any other provision of this Agreement. a Party will not be liable for any failure to perform, or delay in the performance of its obligations, under this Agreement if the failure or delay is caused, whether directly or indirectly, by a Force Majeure Event for as long as the Force Majeure Event continues, and no liability or claim shall result on account of a. failure of that Party to perform the obligations.

(b)The Party unable to perform its obligations (“Affected Party”) must:

(i)notify the other Party immediately of the Force Majeure Event, including describing the impact or anticipated impact of the Force Majeure Event on the Affected Party’s performance and its estimate of the likely duration of the Force Majeure Event;

(ii)use its reasonable endeavours to continue or resume its performance in accordance with this Agreement as soon as possible, including:

(1)using its reasonable endeavors to remedy or cause to be remedied any impact of the Force Majeure Event that is capable of remedy as quickly as possible; or

(2)making alternative arrangements with a third party or parties to enable it to fulfil its obligations, provided those alternative arrangements are satisfactory to the other Party and do not involve any additional cost to the other Party (unless the other Party agrees otherwise); and

(3)keep the other Party informed in relation to any change in its ability to continue or resume its performance.

(c)An Affected Party is not obliged to undertake uneconomic measures so as to overcome a Force Majeure Event.

9.02Extended Force Majeure: In the event that any Force Majeure Event cannot be removed, overcome or abated within 6 months (or such other period as the Parties shall mutually agree) from the date the Parties affected first became so affected, a meeting of the Parties will be convened for the purpose of considering the modification or termination of this Agreement.

Article 10

Indemnification

10.01Indemnity.

(a)USA Rare Earth shall and does hereby indemnify and save Texas Mineral Resources harmless from and against all losses, liabilities, claims, demands, damages, expenses, suits, injury or death in any way referable to Mining Operations conducted by or on behalf of USA Rare Earth during the Option Period; provided. that Texas Mineral Resources shall not be indemnified for any loss, liability, claim, demand, damage, expense, suit, injury or death resulting from the gross negligence or willful misconduct of Texas Mineral Resources or any of its employees, agents or contractors. For further clarity, the Parties intend that USA Rare Earth shall be responsible for all liabilities, known or unknown, contingent or otherwise, which were incurred or arose during the Option Period, relating to or arising out of:

(i)the conduct of all Mining Operations; and

(ii)the environmental protection, clean-up, remediation, and reclamation in connection with the Concession including, but not limited to, the obligations and liabilities arising out of or related to:

(1)the disturbance or contamination of land, water (above or below surface) or the environment by exploration, mining, processing or waste disposal activities;

(2)any failure to comply with all past, current or future governmental or regulatory authorizations, licenses,

(3)permits, and orders and all non-governmental prohibitions, covenants, contracts and indemnities;

(4)any act or omission causing or resulting in the spill, discharge, leak, emission, ejection, escape, dumping or release of hazardous or toxic substances, materials, or wastes as defined in any federal, provincial, or local law or regulation in connection with or emanating from the Concession; and

(5)the long-term reclamation and remediation of the property subject to the Concession and the care and monitoring of the property subject to the Concession, and the posting and maintaining of bonds or other financial assurances required in connection therewith.

(b)Each Party shall indemnify and save harmless the other, as well as its officers, directors, employees, agents and shareholders, from and against any and all claims, losses, liabilities, damages, fees, fines, penalties, interests, deficiencies, costs and expenses, of any nature or kind whatsoever, arising by virtue or in respect of any breach of covenant contained herein or failure to comply with any provision herein, or any inaccuracy, misstatement, misrepresentation or omission made by such party in connection with any matter set out herein, and any and all actions, suits, proceedings, demands, claims, costs, legal and other expenses related or incidental thereto.

(c)Notwithstanding any other provision of this Agreement and any termination of this Agreement, the indemnities provided herein shall remain in full force and effect until all possible liabilities of the persons indemnified thereby are extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by such indemnified persons from any other person.

Article 11

General Provisions

11.01Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

11.02Dispute Resolution. The Parties hereby irrevocably and unconditionally (a) submit to the jurisdiction of the federal and state courts located within the geographical boundaries of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution., that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11.03Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Parties, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Exhibits and the instruments referenced herein and therein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, no Party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties, No provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought.

11.04Notices.

(a)Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party}; or (iii) one (l) Business Day after deposit with an overnight courier service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Texas Mineral Resources:

Texas Mineral Resources Corp.

516 South Spring Avenue

Tyler, Texas 75702

Attention: Dan Gorski

Tel: +1 915 539-5494

Email: bluemtn@sbcglobal.net

with a copy to:

Thomas C. Pritchard

Brewer & Pritchard PC

800 Bering Dr. Suite 20 I

Houston, Texas 77057

713-809-2911

pritchard@bplaw.com

If to USA Rare Earth:

85 Broad Street, I 6th Floor

New York, NY 10004 USA

Attention: Pini Althaus

Tel: 212-739-0468

Email: pini@usarareearth.com

with a copy to:

Barnes & Thornburg LLP

2121 North Pearl Street, Suite 700

Dallas, Texas 75201

Attention: John Willding

Tel: 214-258-41 39

Email: john.willding@btlaw.com

or to such other address and/or email address and/or to the attention of such other Person as the recipient Party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

11.05No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

11.06Further Assurances. The Parties hereto shall from time to time at the request of any of the other Parties hereto and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

11.07Counterparts. This Agreement may be executed by facsimile and in as many counterparts as are necessary md shall be binding on each Party when each Party hereto has signed and delivered one such counterpart. When a counterpart of this Agreement has been executed by each Patty, all counterparts together shall constitute one agreement.

11.08No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

11.09Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction

11.10Descriptive Headings. Descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the 23rd day of August, 2019.

TEXAS MINERAL RESOURCES CORP.

By:	/s/ Daniel E. Gorski
Name:	Daniel E. Gorski
Title:	CEO

USA RARE EARTH, LLC

By:	/s/ Pini Althaus
Name:	Pini Althaus
Title:	Chief Executive Officer

FIRST AMENDMENT

FIRST AMENDMENT dated as of June 29, 2020 (this “Amendment”), to the Amended and Restated Option Agreement (the “Option Agreement”), dated as of August 23, 2019, between Texas Mineral Resources Corp., a Delaware corporation (the “Texas Mineral Resources”), and USA Rare Earth, LLC, a Delaware limited liability company (“USA Rare Earth”).

WHEREAS, each of Texas Mineral Resources and USA Rare Earth desire to amend certain provisions of the Option Agreement as set forth herein,

WHEREAS, as soon as practicable after the date hereof, Texas Mineral Resources will transfer to a wholly owned subsidiary of Texas Mineral Resources (the “Round Top Subsidiary”) all of the assets relating to the Round Top Rare Earth project in Hudspeth County, Texas, as more fully set forth in Exhibit A attached to, and as contemplated in, the Option Agreement, and

.

WHEREAS, the Round Top Subsidiary shall be managed by the Operating Committee.

NOW THEREFORE, in consideration of the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

Section 1.Definitions. Capitalized terms not defined in this Amendment shall have the meanings ascribed to such terms in the Option Agreement.

Section 2.Amendment to the Option Agreement.

(a)Amendment to Section 3.03 – Earn In.

(i)Section 3.03(a)(ii) is hereby amended and restated in its entirety to read as follows:

“Phase 2: expend a total amount for the Mining Operations on the Concession (including all amounts contemplated in Phase 1 above, including the Investment) equal to an aggregate amount of $10,000,000; provided however, that USA Rare Earth shall have the right to accelerate its acquisition of seventy percent (70%) of the Round Top Subsidiary (which shall be managed by the Operating Committee) by making an investment into the Round Top Subsidiary (which shall be managed by the Operating Committee) of an aggregate amount equal to $10,000,000 to be spent on Mining Operations as outlined and agreed to by the Parties upon receipt of the investment (“Qualifying Investment”), which $10,000,000 shall include (a) all amounts expended by USA Rare Earth for Mining Operations after August 28, 2018 and prior to the date of the Qualifying Investment (for clarity, including all amounts expended by USA Rare Earth pursuant to Section 3(a)(i) hereof) and (b) the Investment ($140,000).”

(ii)Section 3.03(c) is hereby amended and restated in its entirety to read as follows:

“(c) Intentionally Omitted.”

(iii)Section 3.03(i) is hereby amended and restated in its entirety to read as follows:

“(i) USA Rare Earth shall have the option (the “Additional Option”) at any time during the Option Period to acquire from Texas Mineral Resources an additional 10 percent interest (10%) in the Concession by:

(i)providing written notice to Texas Mineral Resources prior to the 180-day anniversary of the date of the completion of a bankable feasibility study (the date of such notice shall be referred to as the “Additional Option Notice Date”) of its intention to exercise the Additional Option; and

(ii)paying to Texas Mineral Resources on the Additional Option Notice Date, a one-off payment of $3,000,000 by wire transfer of immediately available funds.”

For the avoidance of doubt, Texas Mineral Resources and USA Rare Earth hereby agree that USA Rare Earth may exercise the Additional Option at any time following the date that USA Rare Earth acquires seventy percent (70%) of the Round Top Subsidiary until the 180 day anniversary of the date that the bankable feasibility study is completed.

Section 3.Agreements and Acknowledgments. Texas Mineral Resources hereby covenants, agrees and acknowledges as follows:

(a)Following the transfer of the assets relating to the Round Top Rare Earth project in Hudspeth County, Texas, referred in Section 3(a), (1) Texas Mineral Resources will be the record and beneficial owner of one hundred percent (100%) of the ownership interests of the Round Top Subsidiary, and (2) the Round Top Subsidiary will be the holder of Round Top Rare Earth project in Hudspeth County, Texas, as more fully set forth in Exhibit A of the Option Agreement, including, without limitation, the Concession.

(b)As of December 10, 2019, USA Rare Earth has authorized and directed expenditure of $2,378,700 for the Investment and for Mining Operations on the Concession and, as a result, has met the minimum Expenditure requirements set forth in Section 3.03(a)(i) of the Option Agreement.

Section 4.Effect on Option Agreement. The foregoing amendments and agreements are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the terms and conditions of the Option Agreement and schedules thereto shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein.

Section 5.Execution and Counterparts. This Amendment may be executed in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (including in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Amendment.

Section 6.Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Section 7.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with Section 11.01 of the Option Agreement.

Section 8.Dispute Resolution. The parties agree to the dispute resolution process set forth below in this Article 11.02 of the Option Agreement.

Section 9.Headings. The headings in this Amendment are for convenience only, do not constitute a part of the Amendment and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

TEXAS MINERAL RESOURCES CORP.

By:	/s/ Daniel E. Gorski
Name:	Daniel E. Gorski
Title:	CEO

USA RARE EARTH, LLC

By:	/s/ Pini Althaus
Name:	Pini Althaus
Title:	Chief Executive Officer

APPENDIX B—BOARD RESOLUTIONS APPROVING RATIFICATION

RESOLUTIONS ADOPTED BY THE

BOARD OF DIRECTORS

OF

TEXAS MINERAL RESOURCES CORP.

June 29, 2020

Ratification of Defective Corporate Act

WHEREAS, on August 28, 2018 the Corporation executed that certain Option Agreement, among the Corporation and Morzev Pty Ltd. (the “Original Option Agreement”), after Board approval of the same in August 2018;

WHEREAS, on May 31, 2019, Morzev Pty Ltd. notified the Corporation that it was nominating USA Rare Earth, LLC as Optionee under the Original Option Agreement;

WHEREAS, on August 23, 2019 the Corporation executed that certain Amended and Restated Option Agreement, among the Corporation and USA Rare Earth, LLC (the “Restated Option Agreement”), after Board approval of the same in July 2019;

WHEREAS, under the Original Option Agreement, the Corporation granted Morzev Pty Ltd. an exclusive option to earn a seventy percent (70%) interest, increasable to an eighty percent (80%) interest, in the Round Top Rare Earth project from the Corporation (the “Option”), and Morzev Pty Ltd. subsequently exercised the Option;

WHEREAS, pursuant to the terms of the Original Option Agreement, Morzev Pty Ltd. subsequently nominated USA Rare Earth, LLC as the optionee under the Original Option Agreement and USA Rare Earth, LLC became a party to the Original Option Agreement as a result thereof;

WHEREAS, the Corporation and USA Rare Earth, LLC entered into the Restated Option Agreement in order to modify certain terms related to the Original Option Agreement, among other reasons, to modify certain terms related to the Option, as well as the party to the Option, and to serve as a definitive agreement governing the rights and obligations of the parties going forward;

WHEREAS, it has subsequently come to the attention of the Board that the grant of the Option likely constituted a sale of all or substantially all of the property and assets of the Corporation within the meaning of Delaware law, and that, accordingly, authorization by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon was required pursuant to Section 271 of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the approval by the Board and subsequent execution by the Corporation of the Restated Option Agreement without obtaining authorization by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon constituted a defective corporate act (the “Defective Corporate Act”);

WHEREAS, Section 204 of the DGCL provides that no defective act shall be void or voidable as a result of a failure of authorization if ratified as provided in Section 204 of the DGCL;

WHEREAS, the Board determines it to be in the best interests of the Corporation and its stockholders to approve the ratification of the Defective Corporate Act;

WHEREAS, the Board directs that the approval of the ratification of the Defective Corporate Act be submitted to the stockholders of the Corporation for their approval; and

WHEREAS, any claim that any Defective Corporate Act referenced herein being ratified under Section 204 of the DGCL is void or voidable due to the identified failures of authorization, or that the Delaware Court of Chancery should declare in its discretion that the ratification thereof in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the relevant validation effective time.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to and in accordance with Section 204 of the DGCL, the ratification of the Defective Corporate Act be, and hereby is, approved and confirmed in all respects; and

FURTHER RESOLVED, that the ratification of the Defective Corporate Act be submitted for approval or disapproval by the stockholders of the Corporation entitled to vote thereon, in accordance with the requirements of the DGCL, and the Board recommends the approval and adoption by the stockholders; and

B-1

First Amendment

WHEREAS, the Board determined that it is in the best interest of the Corporation to approve the entry into the first amendment to the Restated Option Agreement dated June 29, 2020, which allows USA Rare Earth the right to fund the balance of the required $10,000,000 into Round Top Mountain Development, LLC to be used for mining operations and then earn a 70% interest in Round Top Mountain Development, LLC (“Amendment”);

NOW THEREFORE, BE IT RESOLVED, that the officers are authorized, directed and instructed to execute, enter into and perform the Amendment.

RESOLVED FURTHER, that the Amendment be submitted as part of the Restated Option Agreement for approval or disapproval by the shareholders of the Corporation entitled to vote thereon and the Board recommends approval and adoption by the stockholders.

Securities Law Filings

FURTHER RESOLVED, that, in order for the Corporation to comply with applicable securities law requirements, the officers of the Corporation be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Corporation, with the assistance of counsel, to prepare, execute, deliver, and file or cause to be prepared, executed, delivered, and filed all reports, statements, documents, and information required to be filed by the Corporation pursuant to applicable securities laws; and

Fees and Expenses

FURTHER RESOLVED, that the officers of the Corporation be, and each of them acting alone hereby is, authorized and directed, in the name and on behalf of the Corporation, to pay all fees and expenses incurred in connection with the matters contemplated in the foregoing resolutions, including, but not limited to, all fees and expenses required in order to complete and file the requisite securities law filings; and

Retention of Advisors

FURTHER RESOLVED, that the action of the officers of the Corporation with respect to the engagement of legal counsel to the Corporation in connection with the matters contemplated in the foregoing resolutions be, and the same hereby is, ratified, confirmed and approved in all respects; and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Corporation, to retain other advisors in connection with the matters contemplated in the foregoing resolutions upon such terms and conditions as such officer or officers shall determine appropriate; and

General Authorizations

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to take all such actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by them to be necessary or desirable in carrying out and effectuating each of the foregoing resolutions and each of the transactions contemplated thereby, including, without limitation, the employment or retention of all such counsel and experts as may be deemed advisable by them, and the taking of such actions, the execution and filing or delivery of such documents, and the performance of such acts by them shall be conclusive evidence of their approval thereof and the approval thereof and authority therefor by and from the Corporation; and

FURTHER RESOLVED, that any person dealing with any officer or officers of the Corporation in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of such officer and by his execution of any document, agreement or instrument, the same shall be a valid and binding obligation of the Corporation enforceable in accordance with its terms; and

FURTHER RESOLVED, that any and all actions heretofore taken by any officer of the Corporation in connection with the foregoing matters be, and they hereby are, ratified, approved, confirmed and accepted in all respects.

B-2

APPENDIX C – SECTIONS 204 AND 205 OF THE DGCL

§ 204 Ratification of defective corporate acts and stock

(a)Subject to subsection (f) of this section, no defective corporate act or putative stock shall be void or voidable solely as a result of a failure of authorization if ratified as provided in this section or validated by the Court of Chancery in a proceeding brought under § 205 of this title.

(b)(1)In order to ratify 1 or more defective corporate acts pursuant to this section (other than the ratification of an election of the initial board of directors pursuant to paragraph (b)(2) of this section), the board of directors of the corporation shall adopt resolutions stating:

(A)The defective corporate act or acts to be ratified;

(B)The date of each defective corporate act or acts;

(C)If such defective corporate act or acts involved the issuance of shares of putative stock, the number and type of shares of putative stock issued and the date or dates upon which such putative shares were purported to have been issued;

(D)The nature of the failure of authorization in respect of each defective corporate act to be ratified; and

(E)That the board of directors approves the ratification of the defective corporate act or acts.

Such resolutions may also provide that, at any time before the validation effective time in respect of any defective corporate act set forth therein, notwithstanding the approval of the ratification of such defective corporate act by stockholders, the board of directors may abandon the ratification of such defective corporate act without further action of the stockholders. The quorum and voting requirements applicable to the ratification by the board of directors of any defective corporate act shall be the quorum and voting requirements applicable to the type of defective corporate act proposed to be ratified at the time the board adopts the resolutions ratifying the defective corporate act; provided that if the certificate of incorporation or bylaws of the corporation, any plan or agreement to which the corporation was a party or any provision of this title, in each case as in effect as of the time of the defective corporate act, would have required a larger number or portion of directors or of specified directors for a quorum to be present or to approve the defective corporate act, such larger number or portion of such directors or such specified directors shall be required for a quorum to be present or to adopt the resolutions to ratify the defective corporate act, as applicable, except that the presence or approval of any director elected, appointed or nominated by holders of any class or series of which no shares are then outstanding, or by any person that is no longer a stockholder, shall not be required.

(2)In order to ratify a defective corporate act in respect of the election of the initial board of directors of the corporation pursuant to § 108 of this title, a majority of the persons who, at the time the resolutions required by this paragraph (b)(2) of this section are adopted, are exercising the powers of directors under claim and color of an election or appointment as such may adopt resolutions stating:

(A)The name of the person or persons who first took action in the name of the corporation as the initial board of directors of the corporation;

(B)The earlier of the date on which such persons first took such action or were purported to have been elected as the initial board of directors; and

(C)That the ratification of the election of such person or persons as the initial board of directors is approved.

(c)Each defective corporate act ratified pursuant to paragraph (b)(1) of this section shall be submitted to stockholders for approval as provided in subsection (d) of this section, unless:

(c)(1) (A)No other provision of this title, and no provision of the certificate of incorporation or bylaws of the corporation, or of any plan or agreement to which the corporation is a party, would have required stockholder approval of such defective corporate act to be ratified, either at the time of such defective corporate act or at the time the board of directors adopts the resolutions ratifying such defective corporate act pursuant to paragraph (b)(1) of this section; and

(B)Such defective corporate act did not result from a failure to comply with § 203 of this title; or

(2)As of the record date for determining the stockholders entitled to vote on the ratification of such defective corporate act, there are no shares of valid stock outstanding and entitled to vote thereon, regardless of whether there then exist any shares of putative stock.

(d)If the ratification of a defective corporate act is required to be submitted to stockholders for approval pursuant to subsection (c) of this section, due notice of the time, place, if any, and purpose of the meeting shall be given at least 20 days before the date of the meeting to each holder of valid stock and putative stock, whether voting or nonvoting, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation. The notice shall also be given to the holders of record of valid stock and putative stock, whether voting or nonvoting, as of the time of the defective corporate act (or, in the case of any defective corporate act that involved the establishment of a record date for notice of or voting at any meeting of stockholders, for action by written consent of stockholders in lieu of a meeting, or for any other purpose, the record date for notice of or voting at such meeting, the record date for action by written consent, or the record date for such other action, as the case may be), other than holders whose identities or addresses cannot be determined from the records of the corporation. The notice shall contain a copy of the resolutions adopted by the board of directors pursuant to paragraph (b)(1) of this section or the information required by paragraphs (b)(1)(A) through (E) of this section and a statement that any claim that the defective corporate act or putative stock ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with this section not be effective or be effective only on certain conditions must be brought within 120 days from the applicable validation effective time. At such meeting, the quorum and voting requirements applicable to ratification of such defective corporate act shall be the quorum and voting requirements applicable to the type of defective corporate act proposed to be ratified at the time of the approval of the ratification, except that:

(1)If the certificate of incorporation or bylaws of the corporation, any plan or agreement to which the corporation was a party or any provision of this title in effect as of the time of the defective corporate act would have required a larger number or portion of stock or of any class or series thereof or of specified stockholders for a quorum to be present or to approve the defective corporate act, the presence or approval of such larger number or portion of stock or of such class or series thereof or of such specified stockholders shall be required for a quorum to be present or to approve the ratification of the defective corporate act, as applicable, except that the presence or approval of shares of any class or series of which no shares are then outstanding, or of any person that is no longer a stockholder, shall not be required;

(2)The approval by stockholders of the ratification of the election of a director shall require the affirmative vote of the majority of shares present at the meeting and entitled to vote on the election of such director, except that if the certificate of incorporation or bylaws of the corporation then in effect or in effect at the time of the defective election require or required a larger number or portion of stock or of any class or series thereof or of specified stockholders to elect such director, the affirmative vote of such larger number or portion of stock or of any class or series thereof or of such specified stockholders shall be required to ratify the election of such director, except that the presence or approval of shares of any class or series of which no shares are then outstanding, or of any person that is no longer a stockholder, shall not be required; and

(3)In the event of a failure of authorization resulting from failure to comply with the provisions of § 203 of this title, the ratification of the defective corporate act shall require the vote set forth in § 203(a)(3) of this title, regardless of whether such vote would have otherwise been required.

Shares of putative stock on the record date for determining stockholders entitled to vote on any matter submitted to stockholders pursuant to subsection (c) of this section (and without giving effect to any ratification that becomes effective after such record date) shall neither be entitled to vote nor counted for quorum purposes in any vote to ratify any defective corporate act.

(e)If a defective corporate act ratified pursuant to this section would have required under any other section of this title the filing of a certificate in accordance with § 103 of this title, then, whether or not a certificate was previously filed in respect of such defective corporate act and in lieu of filing the certificate otherwise required by this title, the corporation shall file a certificate of validation with respect to such defective corporate act in accordance with § 103 of this title. A separate certificate of validation shall be required for each defective corporate act requiring the filing of a certificate of validation under this section, except that (i) 2 or more defective corporate acts may be included in a single certificate of validation if the corporation filed, or to comply with this title would have filed, a single certificate under another provision of this title to effect such acts, and (ii) 2 or more overissues of shares of any class, classes or series of stock may be included in a single certificate of validation, provided that the increase in the number of authorized shares of each such class or series set forth in the certificate of validation shall be effective as of the date of the first such overissue. The certificate of validation shall set forth:

(1)Each defective corporate act that is the subject of the certificate of validation (including, in the case of any defective corporate act involving the issuance of shares of putative stock, the number and type of shares of putative stock issued and the date or dates upon which such putative shares were purported to have been issued), the date of such defective corporate act, and the nature of the failure of authorization in respect of such defective corporate act;

(2)A statement that such defective corporate act was ratified in accordance with this section, including the date on which the board of directors ratified such defective corporate act and the date, if any, on which the stockholders approved the ratification of such defective corporate act; and

(3)Information required by 1 of the following paragraphs:

a.If a certificate was previously filed under § 103 of this title in respect of such defective corporate act and no changes to such certificate are required to give effect to such defective corporate act in accordance with this section, the certificate of validation shall set forth (x) the name, title and filing date of the certificate previously filed and of any certificate of correction thereto and (y) a statement that a copy of the certificate previously filed, together with any certificate of correction thereto, is attached as an exhibit to the certificate of validation;

b.If a certificate was previously filed under § 103 of this title in respect of the defective corporate act and such certificate requires any change to give effect to the defective corporate act in accordance with this section (including a change to the date and time of the effectiveness of such certificate), the certificate of validation shall set forth (x) the name, title and filing date of the certificate so previously filed and of any certificate of correction thereto, (y) a statement that a certificate containing all of the information required to be included under the applicable section or sections of this title to give effect to the defective corporate act is attached as an exhibit to the certificate of validation, and (z) the date and time that such certificate shall be deemed to have become effective pursuant to this section; or

c.If a certificate was not previously filed under § 103 of this title in respect of the defective corporate act and the defective corporate act ratified pursuant to this section would have required under any other section of this title the filing of a certificate in accordance with § 103 of this title, the certificate of validation shall set forth (x) a statement that a certificate containing all of the information required to be included under the applicable section or sections of this title to give effect to the defective corporate act is attached as an exhibit to the certificate of validation, and (y) the date and time that such certificate shall be deemed to have become effective pursuant to this section.

A certificate attached to a certificate of validation pursuant to paragraph (e)(3)b. or c. of this section need not be separately executed and acknowledged and need not include any statement required by any other section of this title that such instrument has been approved and adopted in accordance with the provisions of such other section.

(f)From and after the validation effective time, unless otherwise determined in an action brought pursuant to § 205 of this title:

(1)Subject to the last sentence of subsection (d) of this section, each defective corporate act ratified in accordance with this section shall no longer be deemed void or voidable as a result of the failure of authorization described in the resolutions adopted pursuant to subsection (b) of this section and such effect shall be retroactive to the time of the defective corporate act; and

(2)Subject to the last sentence of subsection (d) of this section, each share or fraction of a share of putative stock issued or purportedly issued pursuant to any such defective corporate act shall no longer be deemed void or voidable and shall be deemed to be an identical share or fraction of a share of outstanding stock as of the time it was purportedly issued.

(g)In respect of each defective corporate act ratified by the board of directors pursuant to subsection (b) of this section, prompt notice of the ratification shall be given to all holders of valid stock and putative stock, whether voting or nonvoting, as of the date the board of directors adopts the resolutions approving such defective corporate act, or as of a date within 60 days after such date of adoption, as established by the board of directors, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation. The notice shall also be given to the holders of record of valid stock and putative stock, whether voting or nonvoting, as of the time of the defective corporate act, other than holders whose identities or addresses cannot be determined from the records of the corporation. The notice shall contain a copy of the resolutions adopted pursuant to subsection (b) of this section or the information specified in paragraphs (b)(1)(A) through (E) or paragraphs (b)(2)(A) through (C) of this section, as applicable, and a statement that any claim that the defective corporate act or putative stock ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with this section not be effective or be effective only on certain conditions must be brought within 120 days from the later of the validation effective time or the time at which the notice required by this subsection is given. Notwithstanding the foregoing, (i) no such notice shall be required if notice of the ratification of the defective corporate act is to be given in accordance with subsection (d) of this section, and (ii) in the case of a corporation that has a class of stock listed on a national securities exchange, the notice required by this subsection and the second sentence of subsection (d) of this section may be deemed given if disclosed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to § 13, § 14 or § 15(d) (15 U.S.C. § 78m, § 77n or § 78o(d)) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or the corresponding provisions of any subsequent United States federal securities laws, rules or regulations. If any defective corporate act has been approved by stockholders acting pursuant to § 228 of this title, the notice required by this subsection may be included in any notice required to be given pursuant to § 228(e) of this title and, if so given, shall be sent to the stockholders entitled thereto under § 228(e) and to all holders of valid and putative stock to whom notice would be required under this subsection if the defective corporate act had been approved at a meeting other than any stockholder who approved the action by consent in lieu of a meeting pursuant to § 228 of this title or any holder of putative stock who otherwise consented thereto in writing. Solely for purposes of subsection (d) of this section and this subsection, notice to holders of putative stock, and notice to holders of valid stock and putative stock as of the time of the defective corporate act, shall be treated as notice to holders of valid stock for purposes of §§ 222 and 228, 229, 230, 232 and 233 of this title.

(h) As used in this section and in § 205 of this title only, the term:

(1)“Defective corporate act” means an overissue, an election or appointment of directors that is void or voidable due to a failure of authorization, or any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation under subchapter II of this chapter (without regard to the failure of authorization identified in § 204(b)(1)(D) of this title), but is void or voidable due to a failure of authorization;

(2)“Failure of authorization” means: (i) the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable; or (ii) the failure of the board of directors or any officer of the corporation to authorize or approve any act or transaction taken by or on behalf of the corporation that would have required for its due authorization the approval of the board of directors or such officer;

(3)“Overissue” means the purported issuance of:

a.Shares of capital stock of a class or series in excess of the number of shares of such class or series the corporation has the power to issue under § 161 of this title at the time of such issuance; or

b.Shares of any class or series of capital stock that is not then authorized for issuance by the certificate of incorporation of the corporation;

(4)“Putative stock” means the shares of any class or series of capital stock of the corporation (including shares issued upon exercise of options, rights, warrants or other securities convertible into shares of capital stock of the corporation, or interests with respect thereto that were created or issued pursuant to a defective corporate act) that:

a.But for any failure of authorization, would constitute valid stock; or

b.Cannot be determined by the board of directors to be valid stock;

(5)“Time of the defective corporate act” means the date and time the defective corporate act was purported to have been taken;

(6)“Validation effective time” with respect to any defective corporate act ratified pursuant to this section means the latest of:

a.The time at which the defective corporate act submitted to the stockholders for approval pursuant to subsection (c) of this section is approved by such stockholders or if no such vote of stockholders is required to approve the ratification of the defective corporate act, the time at which the board of directors adopts the resolutions required by paragraph (b)(1) or (b)(2) of this section;

b.Where no certificate of validation is required to be filed pursuant to subsection (e) of this section, the time, if any, specified by the board of directors in the resolutions adopted pursuant to paragraph (b)(1) or (b)(2) of this section, which time shall not precede the time at which such resolutions are adopted; and

c.The time at which any certificate of validation filed pursuant to subsection (e) of this section shall become effective in accordance with § 103 of this title.

(7)“Valid stock” means the shares of any class or series of capital stock of the corporation that have been duly authorized and validly issued in accordance with this title.

In the absence of actual fraud in the transaction, the judgment of the board of directors that shares of stock are valid stock or putative stock shall be conclusive, unless otherwise determined by the Court of Chancery in a proceeding brought pursuant to § 205 of this title.

(i)Ratification under this section or validation under § 205 of this title shall not be deemed to be the exclusive means of ratifying or validating any act or transaction taken by or on behalf of the corporation, including any defective corporate act, or any issuance of stock, including any putative stock, or of adopting or endorsing any act or transaction taken by or in the name of the corporation prior to the commencement of its existence, and the absence or failure of ratification in accordance with either this section or validation under § 205 of this title shall not, of itself, affect the validity or effectiveness of any act or transaction or the issuance of any stock properly ratified under common law or otherwise, nor shall it create a presumption that any such act or transaction is or was a defective corporate act or that such stock is void or voidable.

79 Del. Laws, c. 72, § 4; 80 Del. Laws, c. 40, § 8; 81 Del. Laws, c. 354, §§ 4-8.

§ 205 Proceedings regarding validity of defective corporate acts and stock

(a)Subject to subsection (f) of this section, upon application by the corporation, any successor entity to the corporation, any member of the board of directors, any record or beneficial holder of valid stock or putative stock, any record or beneficial holder of valid or putative stock as of the time of a defective corporate act ratified pursuant to § 204 of this title, or any other person claiming to be substantially and adversely affected by a ratification pursuant to § 204 of this title, the Court of Chancery may:

(1)Determine the validity and effectiveness of any defective corporate act ratified pursuant to § 204 of this title;

(2)Determine the validity and effectiveness of the ratification of any defective corporate act pursuant to § 204 of this title;

(3)Determine the validity and effectiveness of any defective corporate act not ratified or not ratified effectively pursuant to § 204 of this title;

(4)Determine the validity of any corporate act or transaction and any stock, rights or options to acquire stock; and

(5)Modify or waive any of the procedures set forth in § 204 of this title to ratify a defective corporate act.

(b)In connection with an action under this section, the Court of Chancery may:

(1)Declare that a ratification in accordance with and pursuant to § 204 of this title is not effective or shall only be effective at a time or upon conditions established by the Court;

(2)Validate and declare effective any defective corporate act or putative stock and impose conditions upon such validation by the Court;

(3)Require measures to remedy or avoid harm to any person substantially and adversely affected by a ratification pursuant to § 204 of this title or from any order of the Court pursuant to this section, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4)Order the Secretary of State to accept an instrument for filing with an effective time specified by the Court, which effective time may be prior or subsequent to the time of such order, provided that the filing date of such instrument shall be determined in accordance with § 103(c)(3) of this title;

(5)Approve a stock ledger for the corporation that includes any stock ratified or validated in accordance with this section or with § 204 of this title;

(6)Declare that shares of putative stock are shares of valid stock or require a corporation to issue and deliver shares of valid stock in place of any shares of putative stock;

(7)Order that a meeting of holders of valid stock or putative stock be held and exercise the powers provided to the Court under § 227 of this title with respect to such a meeting;

(8)Declare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act or at such other time as the Court shall determine;

(9)Declare that putative stock validated by the Court shall be deemed to be an identical share or fraction of a share of valid stock as of the time originally issued or purportedly issued or at such other time as the Court shall determine; and

(10)Make such other orders regarding such matters as it deems proper under the circumstances.

(c)Service of the application under subsection (a) of this section upon the registered agent of the corporation shall be deemed to be service upon the corporation, and no other party need be joined in order for the Court of Chancery to adjudicate the matter. In an action filed by the corporation, the Court may require notice of the action be provided to other persons specified by the Court and permit such other persons to intervene in the action.

(d)In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1)Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2)Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3)Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4)Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5)Any other factors or considerations the Court deems just and equitable.

(e)The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions brought under this section.

(f)Notwithstanding any other provision of this section, no action asserting:

(1)That a defective corporate act or putative stock ratified in accordance with § 204 of this title is void or voidable due to a failure of authorization identified in the resolution adopted in accordance with 204(b) of this title; or

(2)That the Court of Chancery should declare in its discretion that a ratification in accordance with § 204 of this title not be effective or be effective only on certain conditions, may be brought after the expiration of 120 days from the later of the validation effective time and the time notice, if any, that is required to be given pursuant to § 204(g) of this title is given with respect to such ratification, except that this subsection shall not apply to an action asserting that a ratification was not accomplished in accordance with § 204 of this title or to any person to whom notice of the ratification was required to have been given pursuant to § 204(d) or (g) of this title, but to whom such notice was not given.

79 Del. Laws, c. 72, § 5; 80 Del. Laws, c. 40, § 9.

PROXY

TEXAS MINERAL RESOURCES CORP.

SPECIAL MEETING OF STOCKHOLDERS

AUGUST 6, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Texas Mineral Resources Corp. (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and appoints Daniel E. Gorski and Anthony Marchese with full power of substitution, as Proxy or Proxies, to vote as specified in this Proxy all the shares of Common Stock of the Company of the undersigned at the Special Meeting of Shareholders of the Company to the held at 10:00 a.m., Eastern Time, by means of remote communications only via an audio webcast on the Internet at https://stctransfer.zoom.us/s/93759717231?pwd=QWNwWDgxNGtGbjA4UnRtSlpEbFpUdz09, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED:

•“FOR” PROPOSAL 1 TO RATIFY THE APPROVAL BY THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD”) AND SUBSEQUENT EXECUTION BY THE COMPANY OF THE AMENDED AND RESTATED OPTION AGREEMENT BY AND BETWEEN THE COMPANY AND USA RARE EARTH, LLC (“USA RARE EARTH”) DATED AUGUST 23, 2019 AND THE FIRST AMENDMENT DATED JUNE 29, 2020 (COLLECTIVELY, THE “2019 OPTION AGREEMENT” OR “OPTION AGREEMENT”), WITH RESPECT TO THE ROUND TOP PROJECT WITHOUT HAVING OBTAINED AUTHORIZATION BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY (“2019 OPTION AGREEMENT RATIFICATION” OR “RATIFICATION”)

•“FOR” PROPOSAL 2 TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ANY OF THE RATIFICATION (“ADJOURNMENT PROPOSAL”)

(1)	ADOPT THE 2019 OPTION AGREEMENT RATIFICATION

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(2)	ADOPT ADJOURNMENT PROPOSAL

	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

[Signature page follows]

Dated: ______________________, 2020

Signature:

Signature if held jointly:

(Please sign exactly using the name(s) in which the stock is titled. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

To be represented at the Special Meeting, this proxy form must be received at the office of the Company’s transfer agent, Securities Transfer Corporation, by email, mail or facsimile voting no later than August 6, 2020 at 10:00 a.m. Eastern Time or may be accepted by the Chairman of the Special Meeting prior to the commencement of the Special Meeting. The voting instructions are:

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND SEND IT TO THE COMPANY’S TRANSFER AGENT, ATTN: JANET STACKHOUSE, BY ONE OF THE FOLLOWING METHODS:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the summary instructions below and the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee.

•Online: http://onlineproxyvote.com/tmrc/. Log in using the control number in the top left-hand corner of your proxy card.

•Scan: Vote, sign, date, scan and email your proxy card to: info@stctransfer.com.

•Facsimile: Vote, sign, date, scan and fax your proxy card to Securities Transfer Corporation: (469) 633-0088.

•Mail: Vote, sign, date and return your proxy card in the enclosed stamped envelope addressed to Securities Transfer Corporation, or mail to:

Attention Proxy Department

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, TX 75093

Note that Internet voting for eligible stockholders of record will close at 5:00 p.m. Eastern Time on the day prior to the Special Meeting.

Should you have any questions, or need additional assistance with voting, contact Securities Transfer Corporation at jstackhouse@stctransfer.com or call (469) 633-0101.